UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HERITAGE COMMERCE CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HERITAGE COMMERCE CORP

April 20, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders, which will be held at 1:00 p.m. on Thursday, May 28, 2009, at Heritage Commerce Corp’s offices, located at 150 Almaden Boulevard, San Jose, California, 95113.

The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about Heritage Commerce Corp. We have also enclosed our 2008 Annual Report on Form 10-K.

Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the Meeting. Accordingly, please sign, date, and mail the enclosed proxy card promptly. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

Jack W. Conner Chairman of the Board	Walter T. Kaczmarek President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113 • Telephone (408) 947-6900 • Fax (408) 947-6910

HERITAGE COMMERCE CORP

150 Almaden Boulevard

San Jose, California 95113

Notice of Annual Meeting of Shareholders

Date and Time:	Thursday, May 28, 2009, at 1:00 p.m., Pacific time.

Place:	Company’s offices located at 150 Almaden Boulevard, San Jose, California 95113.

Items of Business:	1.	To elect 11 members of the Board of Directors, each for a term of one year;

2.	Approval of an advisory proposal on the Company’s executive compensation;

3.	Approval of the Company’s Amended and Restated 2004 Equity Plan;

4.	Ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

5.	To transact such other business as may properly come before the Meeting, and any adjournment or postponement.

Record Date:	You can vote if you are a shareholder of record on April 2, 2009.

Mailing Date:	The proxy materials are being distributed to our shareholders on or about April 20, 2009, and include our Annual Report on Form 10-K, Notice of Annual Meeting, Proxy Statement, and proxy or voting instruction card.

Important Notice Regarding the Internet Availability of Proxy Materials:	The Proxy Statement and Annual Report on Form 10-K are available at www.heritagecommercecorp.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.

By Order of the Board of Directors,

Janet R. Walworth

Senior Vice President, General Counsel & Corporate Secretary

April 20, 2009

San Jose, California

PROXY STATEMENT FOR HERITAGE COMMERCE CORP

2009 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2009 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.

Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2008 Annual Report on Form 10-K, which includes our consolidated financial statements. Heritage Commerce Corp is also referred to in this proxy statement as the “Company.”

Who is entitled to vote?

We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 20, 2009 to all shareholders entitled to vote. Shareholders who were the record owners of the Company’s common stock at the close of business on April 2, 2009 are entitled to vote. On this record date, there were 11,820,509 shares of common stock outstanding.

What constitutes a quorum?

A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How many votes do I have?

Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of April 2, 2009, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see “What is cumulative voting and how do I cumulate my shares?” below). The proxy card indicates the number of votes that you have as of the record date.

How do I vote by proxy?

You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote electronically by telephone or over the Internet (see below). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all 11 nominees for director;

•	“FOR” the approval of the advisory proposal on the Company’s executive compensation;

•	“FOR” the approval of the Company’s Amended and Restated 2004 Equity Plan; and

•	“FOR” the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2009.

For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

What do I have to do to vote my shares if they are held in the name of my broker?

If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the public accounting firm), but not on non-routine matters. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. If you do not give instructions to your broker, with respect to the election of directors and/or the ratification of our public accounting firm, your broker will vote your shares at their discretion on your behalf. Brokers may not use discretionary authority to vote on Proposal 2 or Proposal 3. Broker non-votes are counted as present for purposes of determining whether a quorum is present, but broker non-votes will not be counted for purposes of determining the number of shares “represented and voting” with respect to Proposal 2 and Proposal 3, provided that shares voting affirmatively for such proposals are required to constitute at least a majority of the required quorum.

How do I vote in person?

If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.

May I vote electronically over the Internet or by telephone?

Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm you may be eligible to vote your shares electronically by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge

Financial Solutions (“Broadridge”). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form (VIF) will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

What is cumulative voting and how do I cumulate my shares?

For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively in the election of directors. At the shareholders’ meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder’s discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this proxy statement.

May I change my vote after I return my proxy?

If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

•	You may send to the Company’s corporate secretary another completed proxy card with a later date.

•	You may notify the Company’s corporate secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

•

If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

What vote is required to approve each proposal?

Proposal 1:

Election of Directors

The 11 nominees for director are elected by a plurality of votes cast. This means that the 11 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under “What is cumulative voting and how do I cumulate my votes?” above.

Proposal 2:

Approval of an Advisory Proposal On the Company’s Executive Compensation	The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve this proposal. A properly executed proxy marked “abstain” will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote.

Proposal 3:

Approval of the Company’s Amended and Restated 2004 Equity Plan	The affirmative vote of a majority of shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve the Amended and Restated 2004 Equity Plan. A properly executed proxy marked “abstain” will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote.

Proposal 4:

Ratification of Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2009. A properly executed proxy marked “abstain” will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote.

How will voting on any other business be conducted?

Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.

What are the costs of soliciting these proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Advantage Proxy to seek the proxies of custodians, such as brokers, which hold shares which belong to other people. This service will cost the Company approximately $4,500.

How do I obtain an Annual Report on Form 10-K?

A copy of our 2008 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you, however, expenses for copying and mailing them to you will be your responsibility. Please write to:

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

Attention: Corporate Secretary

You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of February 15, 2009, pertaining to beneficial ownership of the Company’s common stock by persons known to the Company to own five percent or more of the Company’s common stock, current directors of the Company, nominees to be elected to the Board of Directors, the officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company’s records, or from information furnished directly by the individual or entity to the Company.

For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 15, 2009 are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner(1)	Position	Shares Beneficially Owned(2)(3)		Exercisable Options	Percent of Class(3)
Frank G. Bisceglia	Director	122,998	(4)	17,653	1.04%
James R. Blair	Director	72,615	(5)	6,609	0.61%
Jack W. Conner	Director & Chairman of the Board	77,597	(6)	14,597	0.66%
William J. Del Biaggio, Jr.	Executive Vice President, Marketing & Community Relations	154,958	(7)(18)	20,359	1.31%
Celeste V. Ford	Nominee For Director	—		—	—
Richard Hagarty	Former Executive Vice President & Chief Credit Officer	3,242	(8)(18)	—	0.03%
John J. Hounslow	Director	108,573	(9)	1,682	0.92%
Walter T. Kaczmarek	President, CEO and Director	171,518	(10)(18)	88,448	1.44%
Mark E. Lefanowicz	Director	36,087	(11)	1,682	0.31%
James A. Mayer	Executive Vice President/East Bay Division	46,253	(18)	8,410	0.39%
Lawrence D. McGovern	Executive Vice President & CFO	62,047	(12)(18)	37,927	0.52%
Robert T. Moles	Director	104,413	(13)	14,109	0.88%
Louis (“Lon”) O. Normandin	Director	133,694		5,504	1.13%
Raymond Parker	Executive Vice President/Banking Division	46,333	(18)	44,503	0.39%
Humphrey P. Polanen	Director	27,041	(14)	12,653	0.23%
Charles J. Toeniskoetter	Director	34,253	(15)	21,853	0.29%
Ranson W. Webster	Director	562,094		14,353	4.75%
All directors, and executive officers (15 individuals)		1,760,474			14.51%
Och-Ziff Capital Management Group LLC		614,356	(16)		5.20%
Dimensional Fund Advisors LP		601,019	(17)		5.08%

1.	Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.
2.	Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.
3.	Includes shares beneficially owned (including options exercisable within 60 days of February 15, 2009, as shown in the “Exercisable Options” column), both directly and indirectly together with associates.
4.	Includes 12,784 shares held as trustee of the Edith Lico Simoni Trust, 89,895 shares as one of two trustees of the Bisceglia Family Trust, and 15,450 shares held by Mr. Bisceglia in a personal Individual Retirement Account.
5.	Includes 38,602 shares held in a personal Individual Retirement Account, 160 shares held by Mr. Blair’s spouse, and 27,244 shares held as trustee for the Blair Family Trust.
6.	Includes 37,000 shares held in a trust account, and 6,700 shares held by Mr. Conner’s spouse.
7.	Includes 77,949 shares held in a personal Individual Retirement Account, 49,000 shares held as one of two trustees of the Del Biaggio Family Trust, and 5,716 shares held in the name of his spouse.
8.	Includes 3,242 shares held in a personal Individual Retirement Account. Mr. Hagarty resigned from the Company on September 17, 2008.
9.	Includes 106,891 shares held in a trust account.

10.	Includes 38,250 restricted shares held by Mr. Kaczmarek and 31,000 shares held in a personal Individual Retirement Account. Mr. Kaczmarek individually owns 12,750 shares. Mr. Kaczmarek was awarded 51,000 restricted shares of the Company common stock pursuant to the terms of a Restricted Stock Agreement, dated March 17, 2005. Under the terms of the Restricted Stock Agreement, the restricted shares will vest 25% per year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company, subject to accelerated vesting upon termination without cause, change of control, termination by Mr. Kaczmarek for good reason (as defined in his employment agreement), death or disability. Mr. Kaczmarek has the right to vote the shares prior to the time they vest.
11.	Includes 5,726 shares held by Mr. Lefanowicz individually and 28,679 shares held by Mr. Lefanowicz in a personal Individual Retirement Account.
12.	Includes 2,480 shares held by Mr. McGovern in a personal Individual Retirement Account.
13.	Includes 18,295 shares held by Mr. Moles’ spouse.
14.	Includes 12,765 shares held by Mr. Polanen in a personal Individual Retirement Account and 1,623 shares held by his spouse.
15.	Includes 150 shares held by Mr. Toeniskoetter’s spouse, and 12,250 shares held by the Toeniskoetter & Breeding, Inc. Profit Sharing Plan.
16.

OZ Management LP, a Delaware limited partnership (“OZ Management”), is the investment manager for OZ Master Fund, Ltd. (“Master Fund”) and exercises voting and dispositive power over the shares held by Master Fund. Och-Ziff Holding Corporation, a Delaware Corporation (“Holding Corporation”), serves as the general partner of OZ Management. Och-Ziff Capital Management Group LLC, a Delaware limited liability company (“Capital Management”), is the sole shareholder of Holding Corporation and as such it may be deemed to control Holding Corporation. Mr. Daniel Och is chief executive officer of Capital Management and may be deemed to control such entity. Master Fund holds 529,411 shares. OZ Management and Capital Management have beneficial ownership of 84,945 additional shares. The address for each of these entities except Master Fund is 9 West 57th Street, 39th Floor, New York, NY 10019. The address for Master Fund is Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands. All of the foregoing information has been obtained from Schedule 13/G/A filed with the SEC on February 17, 2009 by each of these entities.

17.	Dimensional Fund Advisors LP (“Dimensional”), an investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled trusts and separate accounts. These investment companies, trusts and accounts are referred to as the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the shares held by the Funds. However, all securities reported in this table are owned by the Funds. The address for Dimensional is 6300 Bee Cave Road, Austin, TX 78746. All of the foregoing information has been obtained from Schedule 13/G filed with the SEC on February 2, 2009.
18.	Mr. Kaczmarek and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of Employee Stock Ownership Plan and allocated shares for which voting instructions are not otherwise provided. Our Employee Stock Ownership Plan owns 147,092 shares of our common stock. These include shares held for the account of the following named executive officers: Mr. Kaczmarek 1,070 shares, Mr. Mayer 11 shares, Mr. McGovern 4,120 shares, Mr. Del Biaggio, Jr. 1,934 shares, Mr. Parker 830 shares and zero shares for Mr. Hagarty.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

Board Independence

A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The Nasdaq Stock Market, as follows:

Frank G. Bisceglia

James R. Blair

Jack W. Conner, Chairman of the Board

Mark E. Lefanowicz

Robert T. Moles

Louis (“Lon”) O. Normandin

Humphrey P. Polanen

Charles J. Toeniskoetter

Ranson W. Webster

The non-independent directors of the Board are Walter T. Kaczmarek and John J. Hounslow.

Mr. Normandin has advised the Company that he does not intend to stand for re-election at the 2009 Annual Meeting.

Board and Committee Meeting Attendance

During the fiscal year ended December 31, 2008, our Board of Directors held a total of twelve meetings. Each incumbent director who was a director during 2008 attended at least 75% of the aggregate of (a) the total number of such meetings; and (b) the total number of meetings held by all committees of the Board on which such director served during 2008.

Director Attendance at Annual Meetings of Shareholders

The Board believes it is important for all directors to attend the Annual Meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s Annual Meeting of Shareholders. All of our current directors attended our Annual Meeting of Shareholders in 2008.

Communications with the Board

Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors by writing to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	The name, mailing address and telephone number of the shareholder sending the communication.

•	If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

Our corporate secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our corporate secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Nomination of Directors

The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company’s Board of Directors.

The Corporate Governance and Nominating Committee’s minimum qualifications for a director are persons of high ethical character and who have both personal and professional integrity, which are consistent with the image and values of the Company. The Corporate Governance and Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:

•

commitment to ethical conduct and personal and professional integrity as evidenced through the person’s business associations, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

•	objective perspective and mature judgment developed through business experiences and/or educational endeavors;

•	the candidate’s ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value;

•	the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

•	demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

•	the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

•	such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and The Nasdaq Stock Market.

The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company’s Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders who adhere to the following procedure. The Company’s Bylaws provide that any shareholder must give written notice to the president of the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the president of the Company not less than 21 days, nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the Company not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. The notification must contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the corporation owned by the notifying shareholder; (vi) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; (vii) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (viii) a statement regarding the nominee’s compliance with Section 2.3 of the Bylaws (see below).

Nominees for the Board of Directors must also meet certain qualifications set forth in Section 2.3 of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.

The Corporate Governance and Nominating Committee’s goal is to recommend candidates for the Board of Directors that bring a variety of perspectives and skills derived from high quality business and professional experience. The Company identifies new director candidates through recommendations from existing directors and through other business associates of the Company. Each candidate should be prepared to represent the best interests of all shareholders and not just one particular constituency or interest group.

Term of Office

Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

Number and Composition of Board Committees

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee and Strategic Issues Committee. An independent director, as defined by the applicable rules and regulations of The Nasdaq Stock Market, chairs the Board and its other standing committees. The chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

Executive Sessions

Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the chief executive officer.

Evaluation of Board Performance

A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Corporate Governance and Nominating Committee oversees this process and reviews the assessment and self-evaluation with the full Board.

Management Performance and Compensation

The Compensation Committee reviews and approves the chief executive officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

Director Stock Ownership Guidelines

Each member of the Board is expected to hold, at a minimum, 10,000 shares of the Company’s common stock. Any director not meeting the minimum level as of the effective date of the policy has one year to bring his or her holdings up to this minimum level.

Code of Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

The Board has adopted an Executive and Principal Financial Officers Code of Ethics that applies to the chief executive officer, chief financial officer and the senior financial officers of the Company to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Executive and Principal Financial Officers Code of Ethics is available on our website at www.heritagecommercecorp.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

The Company’s Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

Executive Officers of the Company

Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since
William J. Del Biaggio, Jr.	68	Executive Vice President/Marketing & Community Relations	2004
Walter T. Kaczmarek	57	President and Chief Executive Officer	2005
James A. Mayer	67	Executive Vice President/East Bay Division	2007
Lawrence D. McGovern	54	Executive Vice President and Chief Financial Officer	1998
Michael R. Ong	58	Executive Vice President and Chief Credit Officer	2008
Raymond Parker	59	Executive Vice President/Banking Division	2005

William J. Del Biaggio, Jr. has been with the Company since 1994 serving in various executive positions capacities, and since 2006 Mr. Del Biaggio, Jr. has served as an Executive Vice President. He is a former member of the Board of Directors.

Lawrence D. McGovern has served as Executive Vice President and Chief Financial Officer of the Company since July, 1998.

James A. Mayer is the former president of Diablo Valley Bank. He joined the Company as Executive Vice President/East Bay Division in 2007 at the time the Company acquired Diablo Valley Bank.

Michael R. Ong has served as Executive Vice President and Chief Credit Officer since August 2008. He has been in the banking industry for over 35 years, having worked at First Bank from March, 2007 to August, 2008, Comerica Bank from 1991 to 2007, and Plaza Bank of Commerce from 1984 to 1991.

Raymond Parker has served as Executive Vice President of Heritage Bank of Commerce/Banking Division since May, 2005. From January, 2005 until joining Heritage Bank of Commerce, Mr. Parker served as a consultant and then a director to Exadel, Inc. From February, 2002 through May, 2002, Mr. Parker served as the president and chief executive officer of Loan Excel, Inc. From 1974 through 1999, he was employed in various capacities by Union Bank of California, including executive vice president of the banking group.

Biographical information for Walter T. Kaczmarek is found under “Proposal 1—Election of Directors.”

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chief executive officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The Company’s Bylaws currently permit the number of Board members to range from 11 to 21, leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at 11.

The Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee, and Strategic Issues Committee.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company’s web site at www.heritagecommercecorp.com.

The responsibilities of the Audit Committee include the following:

•	Oversight of our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements.

•

The appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ work, and reviewing and pre-approving any audit and non-audit services that may be performed by them.

•	Review with management and our independent auditors the effectiveness of our internal control over financial reporting.

•

Approve the scope and engagement of external audit services; review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management.

•

Review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”).

•

Review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act. Oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified.

•

Review with management and the independent auditors the effect of significant regulatory and accounting initiatives, changes, and pronouncements as well as significant and unique transactions and financial relationships.

•

Review with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and receive and discuss with the independent auditors disclosures regarding the auditors’ independence.

•	Oversee the internal audit function and the audits directed under its auspices.

•	Establish policy to ensure all non-audit services provided by the independent auditors are approved prior to work being performed.

Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is “financially sophisticated” as defined by the applicable rules and regulations of The Nasdaq Stock Market. The members of the Audit Committee are Mark E. Lefanowicz, Louis (“Lon”) O. Normandin, and Humphrey P. Polanen, Committee Chair. The Audit Committee met 7 times during 2008.

The Board of Directors has determined that Mr. Mark E. Lefanowicz has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the Board has determined that Mr. Lefanowicz meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and is “financially sophisticated” as defined by the applicable rules and regulations of The Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee Report for 2008 appears on page 56 of this proxy statement.

Corporate Governance and Nominating Committee. The Company has a separately designated Corporate Governance and Nominating Committee, which consists of entirely independent directors under the applicable rules and regulations of The Nasdaq Stock Market. The Committee has adopted a charter, which is available on the Company’s website at www.heritagecommercecorp.com.

The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:

•	Identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board.

•	Recommending to the Board corporate governance guidelines.

•	Leading the Board in an annual review of its performance.

•	Recommending director appointments to Board committees.

The members of the Corporate Governance and Nominating Committee are Robert T. Moles, Louis (“Lon”) O. Normandin, Humphrey P. Polanen, Charles J. Toeniskoetter, and Ranson W. Webster, Committee Chair. The Committee met 4 times in 2008.

Compensation Committee. The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of The Nasdaq Stock Market. The Compensation Committee has adopted a charter, which is available on the Company’s website at www.heritagecommercecorp.com. The Compensation Committee has the following responsibilities:

•	Review and approve our compensation philosophy.

•	Review industry compensation practices and our relative compensation positioning.

•	Approve compensation paid to our chief executive officer and other executive officers.

•	Review and approve the Compensation Discussion and Analysis appearing in our proxy statement.

•	Review director compensation programs, plans and awards.

•	Administer our short-term and long-term executive incentive plans and stock or stock-based plans.

•	Review and approve general employee welfare benefit plans and other plans on an as needed basis.

•	Retain advisors in its sole discretion to assist the Compensation Committee in the performance of its duties.

The members of the Compensation Committee are Frank G. Bisceglia, Robert T. Moles, Committee Chair, and Ranson W. Webster. The Committee met 8 times in 2008.

Loan Committee. The Loan Committee is responsible for the approval and supervision of loans and the development of the Company’s loan policies and procedures. The members of the Loan Committee are Frank G. Bisceglia, Committee Chair, James R. Blair, John J. Hounslow, Robert T. Moles, and Charles J. Toeniskoetter. The Loan Committee met 20 times during 2008.

Finance and Investment Committee. The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity and asset-liability management, supervision of the Company’s investments and preparation of the Company’s annual budget. The members of the Finance and Investment Committee are Frank G. Bisceglia, James R. Blair, Jack W. Conner, Committee Chair, John J. Hounslow, Walter T. Kaczmarek, and Mark E. Lefanowicz. The Finance and Investment Committee met 11 times during 2008.

Strategic Issues Committee. The principal duties of the Strategic Issues Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of overall strategic business plan. The members of the Strategic Issues Committee are Jack W. Conner, John J. Hounslow, Walter T. Kaczmarek, Charles J. Toeniskoetter, Committee Chair, and Ranson W. Webster. The Strategic Issues Committee met 4 times during 2008.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company’s officers, directors and greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with during the year ended December 31, 2008, except for a late filing by Robert T. Moles for a trade in June 2008, due to an administrative oversight.

Transactions with Management

John J. Hounslow Agreements. In June 2007, the Company completed the acquisition of Diablo Valley Bank. In connection with this transaction, the Company entered into a consulting agreement with Mr. Hounslow, a member of the Board of Directors, pursuant to which Mr. Hounslow provided consulting regarding post-acquisition transition issues, including retention and transition of employees and customers, marketing the “Heritage” brand name and such other services as were assigned to him from time to time by the president of Heritage Bank of Commerce. The agreement became effective on the effective date of the merger and extended for a term that expired on December 31, 2007. Mr. Hounslow received a consulting fee of $400,000 payable to him pro rata over a 30 month period that commenced in July 2007. Mr. Hounslow also agreed to enter into a 3-year non-competition, non-solicitation and confidentiality agreement with the Company which pays him $200,000 payable pro rata over 30 months commencing in July 2007. In consideration of entering into those agreements, Mr. Hounslow agreed to forgo an amount equal to 12 months of salary due him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

Some of the Company’s directors and executive officers, as well as other related persons (as defined under “Policies and Procedures for Approving Related Transaction” below), are customers of, and have had banking transactions with, the Company’s subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and Heritage Bank of Commerce expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and Heritage Bank of Commerce, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors, officers and related persons must comply with the Heritage Bank of Commerce’s lending policies and statutory lending limits. In addition, prior approval of the Heritage Bank of Commerce’s Board of Directors is required for all loans advanced to directors and executive officers. As of December 31, 2008, Heritage Bank of Commerce had an aggregate of $2,000 of loans outstanding to directors, executive officers and other related persons.

Policies and Procedures for Approving Related Person Transactions

The Board of Directors has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any “related party transaction” shall be consummated or shall continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

A “related party transaction” is a transaction between the Company and any related person (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934).

The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management shall recommend related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions. The Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Audit Committee shall convey the decision to the chief executive officer, who shall convey the decision to the appropriate persons within the Company. In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

Compensation Discussion And Analysis

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the chief executive officer and the other executive officers. Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interest of the Company’s shareholders.

The individuals who served as the Company’s chief executive officer and chief financial officer during 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.” This Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, polices and practices for establishing and administering the compensation programs of the named executive officers.

Overview

Like most companies in the financial services sector, the deteriorating economy and recent market volatility had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s common stock. The effect of these events and concerns that the economy may be weak for some period of time have been reflected in the compensation of the Company’s named executive officers for 2008 and in a number of executive compensation-related actions that have been taken by the Company and the Compensation Committee with respect to 2009.

The objectives of the Company’s executive compensation program are to align a portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s Management Incentive Plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company.

The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance such as today’s difficult economy. During 2008 none of the named executive officers or members of our Board of Directors were granted stock options. Consistent with our performance-based philosophy and objectives, as the Company’s performance exceeded one “target” level, but fell below the other “threshold” levels, none of the named executive officers received annual incentive bonuses with respect to the Management Incentive Plan for 2008 performance. In addition, the Compensation Committee did not exercise its positive discretion to make any cash incentive payments to the named executive officers for achievement of individual or department performance goals.

In 2009, the Compensation Committee has taken a number of additional actions in response to the adverse economic conditions, including a freeze on named executive officers’ base salaries for 2009. Given concerns about performance targets and long-range forecasting during these uncertain times, the Compensation Committee, with the assistance of its compensation consultant, is reviewing our 2009 compensation program to assure goals will result in shareholder value and continue to motivate and retain our senior management. The Compensation Committee determined that specific individual performance achieved by the named executive officers under the Management Incentive Plan in 2009 would be rewarded through equity compensation and all such payouts would be in the form of restricted stock, subject to restrictions in the amended Emergency Economic Stabilization Act of 2008 (“EESA”), provided the shareholders approve Proposal 3—Approval of Amended and Restated 2004 Equity Plan.

Effect of the Emergency Economic Stabilization Act of 2008

On October 14, 2008, the U.S. Department of the Treasury (“U.S. Treasury”) announced a program under the EESA. Pursuant to this program, the U.S. Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program”). We participated in the Capital Purchase Program in November 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. We participated in the Capital Purchase Program so that we could continue to lend and support our current and prospective customers and further strengthen our capital base, especially during this current unstable economic environment. As a result, we became subject to certain executive compensation requirements under EESA, U.S. Treasury regulations, and the contract pursuant to which we sold such preferred stock. Those requirements apply to what the U.S. Treasury refers to as our senior executive officers (“SEOs”). Presently, our SEOs are the same individuals who are our named executive officers. Those requirements are:

•

Prohibition on Compensation that Provides an Incentive to Take Unnecessary and Excessive Risks. EESA prohibits us from providing incentive compensation arrangements that encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

•

Risk Review. U.S. Treasury regulations require the Compensation Committee to review SEO incentive compensation arrangements with our senior risk officers to ensure that SEOs are not encouraged to take such risks. The regulations also require the Compensation Committee to meet at least annually with our senior risk officers to discuss and review the relationship between our risk management policies and practices and the SEO incentive compensation arrangements. The Compensation Committee has performed this review, and its conclusions are included in its report within this Proxy Statement. The Compensation Committee concluded that our incentive compensation arrangements do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution in part because:

•	Our Management Incentive Plan in 2008 imposed a specific dollar maximum amount for each participant.

•	If a Management Incentive Plan is adopted for 2009, it will impose minimum capital ratios that must be satisfied before any bonuses may be paid.

•	Our stock option plan imposes specific ranges of option grant limits that apply on an individual basis.

•	The Compensation Committee generally targets the 75th percentile of peer practice to effectively limit total compensation.

•

Clawback. EESA requires the Company to recover any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. Each SEO has contractually agreed to abide by this provision that has been added to the Management Incentive Plan.

•

Golden Parachutes. The Company contractually agreed to abide by a provision of EESA which limits the amounts that can be paid under change in control and similar agreements which provide payments upon separation from service. EESA also amended Section 280G of the Internal Revenue Code by expanding the definition of a parachute payment to include certain severance payments paid by reason of an involuntary termination or in connection with bankruptcy, liquidation or receivership of the employer. Each SEO has contractually agreed to abide by the limits imposed by EESA for so long as the limits apply to the Company and to the SEO.

•

Limit on Tax Deduction. We contractually agreed to abide by a provision of EESA and U.S. Treasury regulations which limits our tax deduction for compensation paid to any SEO to $500,000 annually. The provision of EESA amended the Internal Revenue Code by adding 162(m)(5). Section 162(m)(5) imposes a $500,000 deduction limit. In addition, prior to the amendment, certain performance based compensation paid under shareholder approved plans did not count toward such deduction limit. EESA and Section 162(m)(5) eliminate that exclusion for the Company. We discuss the effect of this provision in greater detail under the heading, “Tax Considerations.”

•

Binding SEO Agreements. Prior to selling the Company’s preferred stock to the U.S. Treasury, each of our SEOs executed an agreement which changes his compensation and other benefits to the extent necessary to comply with these EESA requirements. These agreements will remain effective for so long as the U.S. Treasury owns any of the Company’s Capital Purchase Program debt or equity securities.

Effect of the American Reinvestment and Recovery Act of 2009

The American Reinvestment and Recovery Act of 2009 (“ARRA”) became effective February 17, 2009. ARRA amends Section 111 of EESA to delete old Section 111 in its entirety and to add new Section 111 executive compensation requirements for Capital Purchase Program participants. ARRA also includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock of such companies under the Capital Purchase Program.

Key features of ARRA as they apply to the Company are:

•

Prohibition on Bonuses. A prohibition of the payment of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any Capital Purchase Program related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.

•

Restricted Stock with Cliff Vesting. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all Capital Purchase Program obligations have been satisfied, and any other conditions which the U.S. Treasury may specify have been met.

•

Golden Parachutes. Prohibition on making any severance/golden parachute payments (defined as any payment without regard to the amount of such payment) to any SEO or any of the next five most highly compensated employees upon termination of employment for any reason.

•

Clawback. Recovery of any bonus or other incentive payments paid to any SEO or the next 20 most highly compensated employees that were made based on financial statements or other criteria that are later found to be materially inaccurate.

•	Earnings Effect of Manipulation. Prohibition on compensation plans that “encourage” earnings manipulation.

•	Certifications. A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC.

•	Excessive Expenditures. Implementation of a company-wide policy regarding excessive or luxury expenditures.

•

U.S. Treasury Review of Executive Compensation. The U.S. Treasury will review bonuses, retention awards, and other compensation paid to the SEOs and the next 20 most highly compensated employees of each company receiving Capital Purchase Program assistance before ARRA was enacted, and may “seek to negotiate” with the Capital Purchase Program recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the Capital Purchase Program or otherwise in conflict with the public interest.

ARRA directs the U.S. Treasury to implement standards for companies to comply with these expanded restrictions. Until then, the Company is complying with certain of these provisions to the extent it believes reasonably appropriate, such as refraining from paying any cash incentive payments to any of its top five most highly-compensated executives and submitting a proposal for a shareholder advisory vote on executive compensation in this Proxy Statement. As of the date of this Proxy Statement, the U.S. Treasury has not yet established definitive standards required under ARRA or otherwise issued guidance regarding compliance with ARRA for several of the other expanded requirements. Therefore, the Company cannot determine at this time the extent of any effect these regulations will have on the Company’s compensation policies, programs or practices or decisions of the Compensation Committee. The Company’s Compensation Committee and management are carefully monitoring regulatory developments with respect to ARRA and will comply with any rules or guidance issued by the U.S. Treasury, the SEC or other applicable governmental authority.

Overview of Compensation Philosophy

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company’s shareholders. The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. The Compensation Committee believes that a reasonable percentage of executive pay should be based on the principles of pay-for-performance. However, the Compensation Committee also recognizes that the Company must maintain its ability to attract and retain highly talented executives. For this reason, an important objective of the Compensation Committee is to ensure the compensation programs of the named executive officers are competitive as compared to similar positions within our peer-group companies (“Compensation Peer Group”).

The Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include base salary, variable performance-based cash and stock-based compensation. We believe we should balance each of those elements. In part, we reviewed our Compensation Peer Group and other comparative survey data to determine an appropriate mix of each element. We also use our Compensation Peer Group and other comparative survey data to assess appropriate compensation levels as discussed in more detail later in this report.

We provide our executives the opportunity to significantly increase their annual cash compensation through our variable performance-based cash incentive program by improving the Company’s performance in each of the relevant financial areas on an annual basis. We also expect that as those improvements are maintained and built upon, the Company’s stock price will reflect these improvements. We use stock options to reward the long-term efforts of and to retain management. These equity awards serve to increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including our supplemental executive retirement plan and severance arrangements (including change of control provisions) as a means to attract and retain our executive officers including the named executive officers.

Compensation Program Objectives and Rewards

The Company’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to Company values. The programs’ objectives are to:

•	Reflect our position as a leading community bank in our service areas;

•	Attract, engage and retain the workforce that helps ensure our future success;

•	Motivate and inspire employee behavior that fosters a high-performance culture;

•	Support a one-company culture;

•	Support overall business objectives; and

•	Provide shareholders with a superior rate of return over the long term.

Consequently, the guiding principles of our programs are to:

•	Promote and maintain a high performance banking organization;

•	Remain competitive in our marketplace for talent; and

•	Balance our compensation costs with our desire to provide value to employees and shareholders.

To this end, we will measure success of our programs by:

•	Overall business performance and employee engagement;

•	Ability to attract and retain key talent;

•	Costs and business risks that are limited to levels that optimize risk and return; and

•	Employee understanding and perceptions that ensure program value equals or exceeds program cost.

All of our compensation and benefits for our named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different behaviors.

•	Base salary and benefits are designed to:

•	Reward core competence in the executive role relative to skills, position and contributions to the Company; and

•	Provide fixed cash compensation with merit increases competitive with the market place.

•	Annual incentive variable cash awards are designed to:

•	Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

•

Provide annual variable performance-based cash awards that are not subject to the volatility of the stock market to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and

•	Foster a pay for performance culture that aligns our compensation programs with our overall business strategy.

•	Equity-based compensation awards are designed to:

•	Link compensation rewards to the creation of shareholder wealth;

•	Promote teamwork by tying compensation significantly to the value of our common stock;

•	Attract the next generation of management by providing significant capital accumulation opportunities; and

•	Retain executives by providing a long-term-oriented program whose value could only be achieved by remaining with and performing with the Company.

•	A supplemental executive retirement plan facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where retirement programs are commonly offered.

•	Change of control and separation benefits with certain officers:

•	Individual employment contracts with certain executives provide for change of control and separation benefits.

•	Separation benefits provide benefits to ease an employee’s transition due to an unexpected employment termination by the Company due to on-going changes in the Company’s employment needs.

•	Change in control benefits encourage key executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention. Total compensation is generally targeted at the 75th percentile of our Compensation Peer Group.

Our programs and our ability to attract and retain executive talent have been materially adversely affected by the requirements of EESA and ARRA and anticipated subsequent regulations by the U.S. Treasury implementing these statutes. Our inability to offer and/or pay (i) any bonus or incentive compensation, except for cliff vesting restricted stock for only up to one-third of base salary; or (ii) any severance or so-called “golden parachute” payment regardless of the amount of the payment or reasons for termination of employment will make it more difficult to compete for executive talent in our market areas where other banks and companies in the financial services industry do not participate in the Capital Purchase Program.

Role of Compensation Committee in Determining Compensation

The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including the named executive officers. The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning board of director compensation.

When making individual compensation decisions for named executive officers, the Compensation Committee takes many factors into account, including the executive’s experience, responsibilities, management abilities and job performance, performance of the Company as a whole, current market conditions and competitive pay for similar positions at comparable companies. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

The Compensation Committee relies significantly on the input and recommendations of our chief executive officer when evaluating these factors relative to the compensation of executive officers, excluding his own compensation, which is set according to the terms of his employment agreement and annual review by the Board of Directors. Because the chief executive officer works closely with and supervises our executive team, the Compensation Committee believes that the chief executive officer provides valuable insight in evaluating their performance. Our chief executive officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the executive’s compensation, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. The chief executive officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our chief executive officer’s recommendations and then approves or modifies the recommendations in collaboration with the chief executive officer.

Our chief executive officer’s compensation is determined solely by the Compensation Committee. Our chief executive officer attends portions of the Compensation Committee meetings. Decisions relating to the chief executive officer’s pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

Generally every two years, the Compensation Committee retains the services of executive compensation consultants to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design and implementation of executive and board of director compensation. In 2007, the Compensation Committee retained Carl D. Jacobs Group LLC (“Jacobs Group”) to assist the Compensation Committee and management in the review and assessment of multiple aspects of our compensation programs, including equity compensation practices, short-term and long-term incentive design, and recommendations regarding our Board of Directors compensation practices. The Jacobs Group provided an independent analysis of the Company’s executive compensation policies and practices and provided analyses on the pay practices of the Compensation Peer Group and other comparable market data. Jacobs Group reports directly to the Compensation Committee, while collaborating with management, including our chief executive officer, on behalf of the Compensation Committee, to develop programs which are supportive of our business strategy and needs.

The Company Compensation Program

Market Positioning and Pay Benchmarking

The Compensation Committee targets base salary close to the 60th percentile of the Compensation Peer Group data for the base salaries of the chief executive officer and executive officers including the other named executive officers. The actual positioning of each named executive officer’s compensation is dependent on considerations of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), and the individual’s success in promoting our core values and demonstrating leadership.

In 2007, the Compensation Committee undertook a comprehensive review of the Company’s compensation programs for executive officers, other elected officers, selected staff and the Board of Directors. The Jacobs Group, in consultation with the Compensation Committee, selected a peer group of financial institutions to establish a Compensation Peer Group. The companies included in the Compensation Peer Group were selected from publicly traded banks in California and several from neighboring states based on: (i) compatibility of the Company based on size as measured through total assets between one and four billion dollars; (ii) similarity of their product lines and business focus; and (iii) the competitive market for executive talent. The Compensation Peer Group consisted of 16 publicly-traded independent community banks with the majority located in California. In addition to the Compensation Peer Group, the Jacobs Group also assembled, reviewed and compiled data from nine recognized compensation published surveys. Published surveys included California banks located in our service areas as well as local area data drawn from national surveys. The Comparative Peer Group and the comparative survey data was used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. With such information, the Compensation Committee reviewed and analyzed compensation for each executive and made adjustments as appropriate. The Compensation Peer Group component companies used in the evaluation of the Company’s compensation programs for executive officers and the Board of Directors were as follows:

Imperial Capital Bancorp	Vineyard National Bancorp
Nara Bancorp	Wilshire Bancorp
First Regional Bancorp	Center Financial Corporation
Capital Corp of the West	TriCo Bancshares
Beverly Hills Bancorp	Farmers & Merchants Bancorp
Cascade Financial Corporation	Pacific Mercantile Bancorp
First California Financial Group	First Mutual Bancshares
Bank of Marin Bancorp	Bridge Capital Holdings

Pay Mix

We do not allocate between cash and non-cash compensation and short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in line with the prevailing market, consistent with each executive’s level of impact and responsibility.

Chief Executive Officer Compensation

The Compensation Committee meets with the other independent directors each year in executive session to evaluate the performance of the chief executive officer. The Compensation Committee also confers with the chief executive officer when setting his base salary. In 2008, the Compensation Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets. Emphasis was also placed on performance factors of the Company’s business units, along with the results of the independent consultant’s analysis of the pay practices of the Compensation Peer Group, comparative survey data, and personal performance goals established annually by the Compensation Committee. The Compensation Committee determined that the chief executive officer’s base salary was aligned with the Company’s compensation philosophy to pay at the 60th percentile of the Compensation Peer Group. The Compensation Committee approved a modest increase in his base salary to $333,700 in February 2008.

However, the Compensation Committee accepted the chief executive officer’s recommendation that his salary should be frozen for 2009 in response to the current economic conditions adversely affecting the Company and the financial services industry. Consequently, the chief executive officer’s base salary will remain at $333,700.

Base Salary

In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual.

Although each of the named executive officers (except William J. Del Biaggio, Jr.) has an employment agreement with the Company, the initial base salary in each of the agreements may be increased (and has in the past) in accordance with the chief executive officer’s evaluations and recommendations of the other named executive officers as well as the Compensation Committee’s evaluation of the Company’s overall compensation programs and policies.

For 2008, the Compensation Committee considered the pay practices of the Compensation Peer Group and the analyses and recommendations provided by its independent consultant. In its review of base salaries for executive officers, the Compensation Committee concluded that the base salaries of the named executive officers were generally positioned near the 60th percentile. In approving an increase in the base salaries in 2008 for the named executive officers, the Compensation Committee considered the minimum, mid-range and maximum salaries paid to similarly situated positions at companies in the Compensation Peer Group as well as the performance levels of the named executive officers, and approved modest salary increases.

In response to the current economic conditions adversely effecting the Company and the financial services industry, the chief executive officer recommended that his base salary and some of the salaries of the other named executive officers should be frozen for 2009. The Compensation Committee accepted the recommendation.

Base salary drives the formula used in the Incentive Plan as discussed below under “Management Incentive Plan.” Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company’s 401(k) plan and Employee Stock Purchase Plan.

Management Incentive Plan

We believe that annual incentive compensation for named executive officers should be based on performance against pre-defined financial metrics and performance objectives. In 2008, each of our named executive officers was eligible to receive a cash bonus under the Company’s Management Incentive Plan (“Incentive Plan”). Annual performance bonuses are designed to focus participants on and reward them for the achievement of specific annual financial, strategic and/or operational objectives of the Company.

The incentive levels (as a percent of salary) are designed to provide for the achievement of threshold, target and maximum performance objectives. The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

The award opportunities under the Incentive Plan were derived in part from comparative data provided by our independent consultant and in part by the Compensation Committee’s judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the chief executive officer and the other named executive officers.

The payouts for executives under the Incentive Plan are targeted at the 75th percentile of comparative data provided by our independent consultant in years when we reach the annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should approximate the 70th percentile of comparative data. However, the Incentive Plan is designed so that in years that financial performance significantly exceeds our financial plan, the payouts of the incentive program should reach approximately the 80th percentile of the comparative data.

The incentive levels assigned as a percentage of base salary for 2008 were as follows:

	As a percent of base salary
Position	Threshold	Target	Maximum
Walter T. Kaczmarek	30%	65%	110%
Raymond Parker	25%	50%	85%
James A. Mayer	25%	50%	75%
Richard Hagarty*	25%	50%	75%
Lawrence D. McGovern	25%	50%	75%
William J. Del Biaggio, Jr.	25%	50%	75%

*	Richard Hagarty resigned from the Company on September 17, 2008.

The Compensation Committee did not adjust the incentive levels for named executive officers in 2008 from 2007.

Management recommends and the Compensation Committee reviews and approves the financial metrics for each plan year that must be met in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance-based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

The financial metrics selected for 2008 were net income, efficiency ratio, and total average assets. The Compensation Committee believes net income is a valid measurement in assessing how the Company is performing from a financial standpoint. Net income is an accepted accounting measure that drives earnings per share and shareholder returns over the long-term. The Compensation Committee, in consultation with the chief executive officer, concluded for 2008 that management should also continue its focus on total average assets and the efficiency ratio to improve performance toward the top quarter percentile of our peer banks. Total average assets is an accepted measure of growth in the banking industry. The efficiency ratio is also a commonly used measure in the banking industry that measures success in controlling noninterest expenses that contribute to overall profitability.

The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2008, the Compensation Committee weighted the financial metrics as follow:

Net Income	55%
Efficiency Ratio	15%
Total Average Assets	30%

For 2008 as compared to 2007, the Company increased the weighting for total average assets from 20% to 30% and increased the efficiency ratio from 10% to 15% in order to underscore the growth of the Company and control of noninterest expenses as primary objectives for the year. There was no change in the weighting for net income from the 2007 level. For 2008, the return on assets financial metric was not used.

Performance objectives were generally identified through our annual financial planning and budget process. The senior management developed a financial plan for the year, and the financial plan was reviewed and approved by the Board of Directors. The Compensation Committee received recommendations from senior management for financial performance objective ranges. The “target” level equated to the approved financial plan. The “threshold” performance level was set at 95% of the target level, and maximum level was set at 105% of the target level. In making the determination of the threshold, target and maximum levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. Generally, the Compensation Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. The Compensation Committee believed that targets established for the Incentive Plan in 2008 were sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

For 2008, performance was assessed relative to performance objectives for net income, efficiency ratio and total average assets. These performance objectives are shown below:

	Threshold	Target	Maximum
Net Income	$14,865,708	$15,648,114	$16,430,520
Efficiency Ratio	63.13%	59.97%	57.11%
Total Average Assets	$1,360,000,000	$1,432,000,000	$1,504,000,000

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions or changes in the business of the Company.

The Company reached the “target” performance objective for the total average assets financial metric in 2008; however, the Company’s did not meet the threshold performance objectives for net income or efficiency ratio. Although the Committee could have awarded a partial cash bonus to each of the named executive officers for satisfaction of the total average assets financial metric, the Committee, upon recommendation of the chief executive officer, declined to do so because of the current difficult economy. Therefore, none of the named executive officers received a cash bonus under the Incentive Plan for 2008 performance.

Equity-Based Compensation

We believe that equity-based compensation should be a significant component of total executive compensation to align executive compensation to the long-term performance of the Company and to encourage executives to make value-enhancing decisions for the benefit of our shareholders. Each of the named executive officers is eligible to receive equity compensation. Historically, equity compensation has been delivered primarily in the form of stock options.

The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our chief executive officer for staff members other than himself.

The Company’s 2004 Stock Option Plan (the “Plan”) provides for the grant of non-qualified and incentive stock options. The Compensation Committee approves all awards under the Plan and acts as the administrator of this Plan. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on the grant date. Under the stockholder-approved Plan, we may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Stock options vest at a rate not less than 20% per year over five years from the date of grant and expire ten years from the grant date. Generally, options vest over four years.

Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits our shareholders.

The Compensation Committee has established a stock option policy which recognizes that stock options have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company’s shareholders. Accordingly they are recognized as a scarce resource and option grants are given the same consideration as any other form of compensation. In consultation with the Jacobs Group and its 2007 study, the Compensation Committee has established ranges for the amount of options that may be granted that depend on the individual’s position with the Company and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance. Stock options award levels with the established ranges were determined based on market data. The Compensation Committee has targeted the 75th percentile of the comparative data with respect to these long-term incentive awards. More recently within the last several years, the Compensation Committee has approved primarily nonstatutory stock options instead of incentive stock options because of the tax advantages available to the Company for nonstatutory options and because employees generally do not take full advantage of the tax benefits available to them from incentive stock options.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. The Company’s options are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The Nasdaq Global Select market on the grant date. In order to ensure that its exercise price fairly reflects all material information, without regard to whether the information seems positive or negative, every grant of options is contingent upon an assurance by management and legal counsel that the Company is not in possession of material undisclosed information. If the Company is in a “black-out” period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information.

Beginning in April 2007, the Company’s general practice has been to grant options only on the annual grant date at the Compensation Committee and Board of Directors’ regular March meeting for current staff (although for 2008 the Company moved this date to its May meeting because of the need to amend its 2004 Stock Option Plan), and at any other Compensation Committee meeting (whether a regular meeting or otherwise) held on the same date as a regularly scheduled board meeting (which are held monthly) as required to attract new staff, retain staff or recognize key specific achievements. Because of the economic downturn in 2008, particularly in the financial services industry, the Committee did not award stock options to the named executive officers or to members of the Board of Directors.

Retirement Plans

Our Amended and Restated Supplemental Retirement Plan (“SERP”) is an important element of our compensation program. We compete for executive talent in our market area where many of our competitors offer supplemental retirement plans. These types of plans have been commonly offered in the community bank industry for some time. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, including some but not all of the named executive officers, the supplemental retirement benefit awarded is based on the individual’s position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. The participant is 100% vested in his or her benefit at normal retirement (generally age 62). A participant whose employment terminates after the normal retirement date will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant. For information on the plan, see “Supplemental Retirement Plan.”

Stock Ownership Policy

In 2007, the Board of Directors adopted a stock ownership policy for its non-employee directors. Under the policy each director must own a minimum of 10,000 shares of the Company’s common stock.

Prohibition on Speculation in Company Stock

Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Termination of Employment and Change in Control Provisions

The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our shareholders.

The Company does not have company-wide change of control agreements with its executive officers. Instead, the chief executive officer and most of the other named executive officers have specific change of control and severance provisions in their respective employment agreements. The Compensation Committee considers the use of change of control provisions and severance provisions on a case by case basis depending on the individual’s position with the Company and the need to attract and/or retain the individuals.

The severance benefits provided for our named executive officers were determined by the Compensation Committee based on its judgment of prevailing market practices at the time each agreement was entered into. At present, we have employment agreements with Messrs. Kaczmarek, Parker, Mayer and McGovern, which detail their eligibility for payments under various termination scenarios. In addition, certain equity grants made to the named executive officers provide for vesting of stock options and, in the case of Mr. Kaczmarek restricted stock, upon a change of control.

Impact of Capital Purchase Program. The change of control provisions along with the other severance arrangements provided in the employment agreements with the named executive officers have been materially adversely effected by the provisions of EESA and ARRA. Each of the named executive officers with employment agreements agreed to amend their employment agreement in December 2008 to comply with then current provisions of the EESA, including the limitation on the payment of golden parachute and other severance payments. We have shown the severance and/or change-in-control payouts that would be payable to each named executive officer if the triggering event occurred on December 31, 2008 in the “Change-in-Control Arrangements and Termination of Employment” section in this Proxy Statement.

Tax Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, limits the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan administered by a committee of outside directors, which has been approved by shareholders. The Company has not previously obtained shareholder approval of performance standards for its compensation plans or arrangements because its executives generally do not have compensation arrangements that would exceed $1 million per year.

In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders.

Under some circumstances, the Compensation Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

Section 409A, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal the amount of interest (at the underpayment rate under the Internal Revenue Code plus one percentage point) on the underpayment that would have occurred had the award been includible in the recipient’s income when first deferred, or if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

Impact of Capital Purchase Program. While the U.S. Treasury holds an equity or debt position in the Company under the Capital Purchase Program, no deduction will be claimed for federal income tax purposes for executive compensation that would not be deductible if Section 162(m)(5) were to apply to the Company. This requirement effectively limits deductible compensation paid to the named executive officers to $500,000.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program. Accounting rules such as Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment” (“SFAS 123R”) require us to expense the estimated fair market value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

Risk Assessment of Incentive Compensation Arrangements

In connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least annually with the Company’s senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO’s incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

In response to this requirement, the Compensation Committee met on February 18, 2009 with the senior risk managers of the Company (including its internal auditor, in-house general counsel, chief credit officer, chief executive officer of the Company and president of Heritage Bank of Commerce). The Compensation Committee discussed the overall risk structure and the significant risks identified within the Company, and discussed the process by which those present at the meeting had analyzed the risks associated with the executive compensation program. This process included, among other things, a review of the Company’s programs and discussions with the Jacobs Group (also present at the meeting) about the structure of the Company’s overall executive compensation program. This review also included the compensation potential under the Company’s incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program.

Based on its analysis of the information presented at its meeting, the Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose. The required certification of the Compensation Committee is provided in the “Compensation Committee Report” below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee certifies that we have reviewed incentive compensation arrangements with the senior risk officers of the Company, and have made reasonable efforts to ensure that such arrangements do not encourage our named executive officers to take unnecessary and excessive risks that threaten the value of the Company.

Heritage Commerce Corp Compensation Committee

Frank G. Bisceglia

Robert T. Moles, Chairman

Ranson W. Webster

Executive Compensation Tables

The following table provides for the periods shown, information as to compensation for services of the Company’s principal executive officer, principal financial officer, one former executive officer who would have been included among the three highest executive officers if the executive had not resigned from the Company during 2008, and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2008 (collectively referred to as the “named executive officers”):

Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(5)		All Other Comp. ($) (i)(6)		Total ($) (j)
Walter T. Kaczmarek	2008	$332,083	$—	$154,697	$154,691	$—	$366,800		$40,862		$1,049,133
President & Chief Executive Officer	2007	$322,217	$—	$154,274	$140,560	$115,000	$146,900		$48,361		$927,312
	2006	$311,083	$—	$154,274	$90,650	$193,000	$211,900		$40,688		$1,001,595

Lawrence D. McGovern	2008	$220,833	$—	$—	$60,350	$—	$91,800		$15,542		$388,525
Executive Vice President & Chief Financial Officer	2007	$213,667	$—	$—	$57,464	$64,000	$24,400		$20,224		$379,755
	2006	$205,000	$—	$—	$29,729	$100,000	$39,500		$19,644		$393,873

William J. Del Biaggio, Jr.	2008	$166,000	$—	$—	$25,515	$—	$19,600		$16,158		$227,273
Executive Vice President/ Marketing & Community Relations	2007	$161,125	$—	$—	$21,559	$46,000	$10,800		$19,669		$259,153
	2006	$155,625	$—	$—	$7,695	$72,000	$16,900		$20,436		$272,656

Richard Hagarty	2008	$115,714	$—	$—	$19,044	$—	$—	(8)	$202,990	(7)	$337,748
Former Executive Vice President & Chief Credit Officer	2007	$157,000	$—	$—	$23,181	$45,000	$38,100		$16,524		$279,805
	2006	$145,217	$—	$—	$7,645	$56,110	$38,300		$11,675		$258,947

James A. Mayer	2008	$230,449	$—	$—	$29,477	$—	$—		$9,657		$269,583
Executive Vice President/ East Bay Division

Raymond Parker	2008	$249,083	$—	$—	$91,768	$—	$129,100		$16,464		$486,415
Executive Vice President/ Banking Division	2007	$241,667	$—	$—	$83,290	$75,000	$92,500		$22,005		$514,462
	2006	$233,333	$—	$—	$53,344	$130,000	$106,900		$21,289		$544,866

(1)	The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2008, Mr. Kaczmarek deferred $20,500, Mr. McGovern deferred $20,000, Mr. Del Biaggio, Jr. deferred $6,000, Mr. Hagarty deferred $15,375, and Mr. Parker deferred $20,500. Mr. Mayer did not defer any amount in 2008.
(2)	No stock awards were issued in 2008, 2007, or 2006. The amounts shown in columns (e) represent dollar amounts recognized for financial statement purposes in fiscal years 2008, 2007 and 2006 with regard to share-based awards, as determined pursuant to SFAS 123R and not the value of the awards made in 2008, 2007 and 2006. See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s consolidated financial statements on Form 10-K, filed with the SEC on March 16, 2009.
(3)	No option awards were issued to the named executive officers in 2008. The amounts shown in column (f) represent the dollar amounts recognized for financial statement reporting purposes with regard to share-based awards, as determined pursuant to SFAS 123R and not the value of the awards made in 2008, 2007, and 2006. See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s consolidated financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2009.
(4)	No cash awards were paid to the named executive officers for 2008 performance. The amounts in column (g) reflect cash awards paid to named executive officers for performance in 2007 and 2006 under the Management Incentive Plan.
(5)

The Company did not adopt for or award any new pension or retirement benefits to the named executive officers in 2008. The amounts shown in column (h) represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company’s Supplemental Executive Retirement Plan from December 31, 2007 to December 31, 2008. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(6)	The amounts shown in column (i) include the following for each named executive.

	Common Stock Dividends Paid on Unvested Restricted Stock	Economic Value of Death Benefit of Life Insurance for Beneficiaries	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Employee Stock Ownership Plan Company Contributions	Vacation	Auto Compensation
Walter T. Kaczmarek	$12,240	$12,800	$1,500	$2,322	$—	$—	$12,000
Lawrence D. McGovern	$—	$2,647	$1,500	$1,126	$—	$4,269	$6,000
William J. Del Biaggio, Jr.	$—	$972	$1,500	$4,478	$—	$3,208	$6,000
Richard Hagarty	$—	$961	$1,500	$1,058	$—	$17,952	$4,295
James A. Mayer	$—	$—	$1,500	$6,522	$—	$—	$1,635
Raymond Parker	$—	$4,254	$1,500	$2,310	$—	$—	$8,400

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under “Supplemental Executive Retirement Plan for Executive Officers”.

(7)	Mr. Hagarty resigned from the Company on September 17, 2008. The amount shown in column (i) for Mr. Hagarty also includes $164,108 which was paid to him in connection with his resignation from the Company for severance and $13,116 for reimbursement for medical and dental insurance coverage following his resignation for a period not to exceed 9 months. See “Executive Contracts—Richard Hagarty.”
(8)	The aggregate change in the actuarial present value of Mr. Hagarty’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan from December 31, 2007 to December 31, 2008 was a negative $66,000, and under the rules of the SEC this amount is not included in the calculation of total compensation.

Executive Contracts

Walter T. Kaczmarek—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Walter T. Kaczmarek. The employment contract is for three years and is automatically renewed each month for three additional years. Under the agreement, Mr. Kaczmarek receives an annual salary of $333,700 (as increased in 2008) with annual increases, if any, as determined by the Board of Directors’ annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Kaczmarek participates in the Company’s 401(k) plan, under which he may receive matching contributions up to $1,500. He also participates in the Company’s Employee Stock Ownership Plan. The Company provides Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek is provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He is provided with long term care insurance, with a lifetime benefit of up to $432,000. The Company reimburses Mr. Kaczmarek for up to $1,200 of expenses incurred by him for tax consultation and preparation of tax returns and any excess of insurance coverage for an annual physical examination. Mr. Kaczmarek is reimbursed for monthly dues for one country club and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

Under his employment agreement, Mr. Kaczmarek is entitled to certain severance benefits on termination of his employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”

Lawrence D. McGovern—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Lawrence D. McGovern. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern receives an annual salary of $222,000 (as increased in 2008) with annual increases, if any, as determined by the Company’s chief executive officer and Board of Directors’ annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. McGovern participates in the Company’s 401(k) plan, under which he may receive matching contributions up to $1,500. He also participates in the Company’s Employee Stock Ownership Plan. The Company provides to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern receives an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline expenditures. Mr. McGovern is provided with life insurance coverage in the amount of two times his salary but not more than $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”

Raymond Parker—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Raymond Parker. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Parker receives an annual salary of $250,300 (as increased in 2008) with annual increases, if any, as determined by the Company’s chief executive officer and Board of Directors’ annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Parker participates in the Company’s 401(k) plan, under which he may receive matching contributions up to $1,500. He also participates in the Company’s Employee Stock Ownership Plan. The Company provides to Mr. Parker, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Parker is also reimbursed for monthly dues for membership at one country club. He also receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Parker is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

Under his employment agreement, Mr. Parker is entitled to certain severance benefits on termination of his employment, including a change of control. See “Change of Control Arrangements and Termination of Employment.”

James A. Mayer. The Company entered into a three year employment agreement with Mr. Mayer that became effective on the effective date of the acquisition of Diablo Valley Bank. The agreement provided for an annual base salary of $220,000 for the first 12 months, $240,000 for the second 12 months and $250,000 for the third 12 months. The agreement provided that at the end of 18 months, Mr. Mayer had the opportunity for a 30-day period to terminate the agreement and his employment with 30 days, prior written notice and, from the effective date of termination, he receives a severance amount of $300,000 payable pro rata over the next following 18 months. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Mayer participates in other benefit programs offered to executives of the Company. Mr. Mayer has also entered into a three year non-competition, non-solicitation and confidentiality agreement with the Company that commenced upon the acquisition of Diablo Valley Bank (June 20, 2007). Mr. Mayer agreed to forgo an amount equal to 12 months of his salary due him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

Under his employment agreement, Mr. Mayer is entitled to certain severance benefits on termination of employment, including change of control—See “Change of Control Agreements and Termination of Employment.”

Richard Hagarty—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Richard Hagarty. Mr. Hagarty resigned from the Company effective September 17, 2008. The employment contract was for one year and was automatically renewed for one year terms. Mr. Hagarty received an annual salary of $162,700. In addition to his salary, he was eligible to participate in the Management Incentive Plan. Mr. Hagarty participated in the Company’s 401(k) plan, under which he received matching contributions up to $1,500. He also participated in the Company’s Employee Stock Ownership Plan. The Company provided to Mr. Hagarty, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents for the term of the agreement. Mr. Hagarty received an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline and maintenance expenditures. While he was employed, he was provided with long term care insurance, which provided a lifetime benefit of up to $72,000.

On September 5, 2008, the Company and Mr. Hagarty entered into a Severance Agreement (the “Severance Agreement”). The Severance Agreement superseded and terminated his employment agreement. Under the terms of the Severance Agreement, the Company paid Mr. Hagarty a severance payment in the amount of $164,108 consisting of the following: (i) nine (9) months of his annual base salary ($122,025) and (ii) nine (9) months prorated of the highest annual bonus paid to Mr. Hagarty in any of the three (3) fiscal years immediately preceding his resignation ($42,083). The Company also agreed to pay the costs of Mr. Hagarty’s COBRA medical and dental insurance coverages for the period from the effective date of his resignation until the earlier of (i) nine (9) months following the effective date of resignation, or (ii) the date upon which Mr. Hagarty obtains such comparable insurance coverage from another employer or other source. The Severance Agreement contains mutual releases from Mr. Hagarty and the Company. Mr. Hagarty also agreed to certain provisions restricting his use of trade secrets and the non-solicitation of customers and employees.

Plan Based Awards

Stock Option Plans. In 1994, the Board of Directors adopted the Heritage Bank of Commerce 1994 Tandem Stock Option Plan (the “1994 Stock Option Plan”) in order to promote the long-term success of the Bank and the creation of shareholder value. In 1998, the 1994 Stock Option Plan was restated and adopted by the Company as the successor corporation to Heritage Bank of Commerce. The 1994 Stock Option Plan expired on June 8, 2004. As a result, in 2004 the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan (the “2004 Stock Option Plan”), which obtained shareholder approval in 2004. The 1994 Stock Option Plan and the 2004 Stock Option Plan authorize the Company to grant stock options to officers, employees and directors of the Company and its affiliates.

At the Annual Meeting the Company is proposing to amend and restate the 2004 Stock Option Plan. See “Proposal 3—Approval of Amended and Restated 2004 Equity Plan.”

Management Incentive Plan. The Company maintains a Management Incentive Plan adopted by the Board of Directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall Company performance for the year. No bonuses were paid to the named executive officers for 2008 performance. See “Compensation Discussion and Analysis” for information about the Management Incentive Plan.

The following table provides information on the potential cash-based performance awards available if defined performance objectives were achieved in 2008 for each of the Company’s named executive officers under the Company’s Management Incentive Plan. No stock options or other stock awards were granted to the named executive officers in 2008.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
		Incentive Plan Awards(1)			Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Walter T. Kaczmarek	2/28/2008	$100,110	$216,905	$367,070	—	—	—	—	—	—
Lawrence D. McGovern	2/28/2008	$55,500	$111,000	$166,500	—	—	—	—	—	—
William J. Del Biaggio, Jr.	2/28/2008	$41,700	$83,400	$125,100	—	—	—	—	—	—
Richard Hagarty(2)	2/28/2008	$40,675	$81,350	$122,025	—	—	—	—	—	—
James A. Mayer	2/28/2008	$60,000	$120,000	$180,000	—	—	—	—	—	—
Raymond Parker	2/28/2008	$62,575	$125,150	$212,755	—	—	—	—	—	—

(1)	These potential cash-based awards were established under the Management Incentive Plan for 2008 and are further described above in the Compensation and Discussion Analysis section and discussion under Plan Based Awards—Management Incentive Plan and do not represent the actual payments made to the named executive officers. No bonuses were paid to the named executive officers for 2008 performance.
(2)	Mr. Hagarty resigned from the Company on September 17, 2008.

Equity Compensation Plan Information

The following table shows the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,044,737	(1)	$18.89	869,527
Equity compensation plans not approved by security holders	38,250	(2)	$18.15	N/A

(1)	Consists of 176,669 options to acquire shares of common stock issued under the 1994 Stock Option Plan, and 868,068 options to acquire shares of common stock issued under the 2004 Stock Option Plan.
(2)	Consists of restricted stock issued to Mr. Kaczmarek pursuant to a restricted stock agreement dated March 17, 2005 entered into when he joined the Company.

Outstanding Equity Awards

The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company’s named executive officers as of December 31, 2008.

Outstanding Equity Awards at Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Walter T. Kaczmarek	—	—		—	—	—	38,250	$429,930	—	$—
	47,397	2,603	(3)	—	$18.15	3/17/2015	—	—	—	—
	12,055	7,945	(4)	—	$23.85	8/3/2016	—	—	—	—
	10,376	14,624	(5)	—	$23.89	5/4/2017	—	—	—	—

Lawrence D. McGovern	9,000	—	(6)	—	$9.51	4/25/2012	—	—	—	—
	7,500	—	(7)	—	$14.11	5/27/2014	—	—	—	—
	6,778	1,222	(8)	—	$20.00	8/11/2015	—	—	—	—
	6,028	3,972	(9)	—	$23.85	8/3/2016	—	—	—	—
	6,226	8,774	(10)	—	$23.89	5/4/2017	—	—	—	—

William J. Del Biaggio, Jr.	3,300	—	(11)	—	$14.09	12/16/2009	—	—	—	—
	7,500	—	(12)	—	$8.50	10/24/2012	—	—	—	—
	2,250	250	(13)	—	$18.01	5/26/2015	—	—	—	—
	3,314	2,186	(14)	—	$23.85	8/3/2016	—	—	—	—
	2,906	4,094	(15)	—	$23.89	5/4/2017	—	—	—	—

Richard Hagarty	—	—	(16)	—	$—	—	—	—	—	—

James A. Mayer	6,958	13,042	(17)	—	$20.69	8/10/2017	—	—	—	—

Raymond Parker	22,670	2,330	(18)	—	$18.65	5/16/2015	—	—	—	—
	4,236	764	(19)	—	$20.00	8/11/2015	—	—	—	—
	7,233	4,767	(20)	—	$23.85	8/3/2016	—	—	—	—
	6,226	8,774	(21)	—	$23.89	5/4/2017	—	—	—	—

(1)	Restricted stock issued to Mr. Kaczmarek pursuant to a restricted stock agreement dated March 17, 2005 entered into when Mr. Kaczmarek joined the Company. The restricted stock shares vest 25% per year at the end of years three, four, five and six.
(2)	The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2008 as reported on The Nasdaq Global Select Market, which was $11.24.
(3)	The options vest daily over 4 years beginning 3/17/2005 and have a term of 10 years.
(4)	The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.
(5)	The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.
(6)	The options vest daily over 4 years beginning 4/25/2002 and have a term of 10 years.
(7)	The options vest daily over 4 years beginning 5/27/2004 and have a term of 10 years.
(8)	The options vest daily over 4 years beginning 8/11/2005 and have a term of 10 years.
(9)	The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.
(10)	The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.
(11)	The options vest daily over 4 years beginning 12/16/1999 and have a term of 10 years.
(12)	The options vest daily over 4 years beginning 10/24/2002 and have a term of 10 years.
(13)	The options vest daily over 4 years beginning 5/26/2005 and have a term of 10 years.
(14)	The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.
(15)	The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.
(16)	On the date of his resignation from the Company, Mr. Hagarty had 8,742 options outstanding. Of these options, 7,500 were exercised and the balance expired 90 days from the date of his resignation.
(17)	The options vest daily over 4 years beginning 8/10/2007 and have a term of 10 years.
(18)	The options vest daily over 4 years beginning 5/16/2005 and have a term of 10 years.
(19)	The options vest daily over 4 years beginning 8/11/2005 and have a term of 10 years.
(20)	The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.
(21)	The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

Option Exercises and Vested Stock Options

The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2008, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Walter T. Kaczmarek	—	—	12,750	$214,073
Lawrence D. McGovern	38,020	$225,131	—	—
William J. Del Biaggio, Jr.	—	—	—	—
Richard Hagarty(1)	7,500	$29,094	—	—
James A. Mayer	—	—	—	—
Raymond Parker	—	—	—	—

(1)	Mr. Hagarty resigned from the Company on September 17, 2008.

401(k) Plan

The Company has established a broad-based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 (“401(k) Plan”). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the Plan. The Company may match up to $1,500 of each employee’s contributions. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code for 2007, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59 1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under “All Other Compensation.”

Employee Stock Ownership Plan

In 1997, Heritage Bank of Commerce initiated a broad-based employee stock ownership plan (“Stock Ownership Plan”). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant’s account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. The Company may discontinue its contributions at any time. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled “All Other Compensation.”

Supplemental Executive Retirement Plan for Executive Officers

The Company has established the 2005 Amended and Restated Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering key executives including the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual’s position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. The participant is 100% vested in his or her benefit at normal retirement, upon termination within two years from a change in control, or upon disability. However, the participant’s vested benefit is reduced for payment prior to normal retirement age in accordance with the Plan terms.

Normal Retirement. A participant whose employment terminates after the normal retirement date (generally age 62) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant.

Early Retirement. In order to be eligible for early retirement benefits, the plan requires the participant to terminate employment (for reasons other than for cause or within two years from a change of control) after the date that the participant is a least 55 years old but prior to normal retirement as defined in the participant’s participation agreement, which is generally 62 years old. The participant will then receive the portion of the supplemental retirement benefit that has vested as of the actual early retirement date. However, for each year (or partial year) before normal retirement age the participant receives an early retirement benefit, the vested benefit is reduced by five percent. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant’s separation from service and continuing until the death of the participant.

Termination Before Early Retirement. If a participant’s employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant’s benefits are paid prior to the participant’s normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant’s early retirement age, and continuing until death of the participant.

Disability. In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant.

Cause. If a participant’s employment is terminated for cause the participant forfeits any rights the participant may have under the SERP.

Change of Control. If a participant’s employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant’s separation from service, and continuing until the death of the participant. In the event payments commence prior to the participant’s normal retirement age, then the benefit due the participant will be reduced by five percent for each year (or partial year) that the participant’s benefit is paid prior to the participant’s normal retirement age.

Company-owned split-dollar life insurance policies support the Company’s obligations under the SERP. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries will receive 80% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

The following table shows the present value of the accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the supplemental executive retirement plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Walter T. Kaczmarek	Heritage Commerce Corp SERP	4	$916,100	$—
Lawrence D. McGovern	Heritage Commerce Corp SERP	10	$344,100	$—
William J. Del Biaggio, Jr.	Heritage Commerce Corp SERP	15	$158,900	$7,500
Richard Hagarty(3)	Heritage Commerce Corp SERP	6	$114,800	$—
James A. Mayer(4)	Heritage Commerce Corp SERP	—	$—	$—
Raymond Parker	Heritage Commerce Corp SERP	4	$424,700	$—

(1)	The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.
(2)	The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Walter T. Kaczmarek	Lawrence D. McGovern	William J. Del Biaggio, Jr.	Richard Hagarty	Raymond Parker	James A. Mayer
12/31/2008	36%	100%	100%	10%	60%	N/A
12/31/2009	48%	100%	100%	N/A	75%	N/A
12/31/2010	60%	100%	100%	N/A	90%	N/A
12/31/2011	72%	100%	100%	N/A	100%	N/A
12/31/2012	84%	100%	100%	N/A	100%	N/A
12/31/2013	100%	100%	100%	N/A	100%	N/A

(3)	Mr. Hagarty resigned from the Company on September 17, 2008 and will be entitled to his benefit upon attaining normal retirement age.
(4)	Mr. Mayer does not participate in the supplemental executive retirement plan.

Management Deferral Plan

In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Management Deferral Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Management Deferral Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. To date, none of the Company executive officers have elected to participate in the plan.

Change of Control Arrangements and Termination of Employment

In connection with the Company’s participation in the U.S. Treasury’s Capital Purchase Program, the Company agreed that, until such time as U.S. Treasury ceases to own any debt or equity securities of the Company acquired under the program, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA that had been issued and was in effect as of the date of our participation in November, 2008 and agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with EESA. Each of the Company’s named executive officers (except Mr. Hagarty who had resigned on September 17, 2008) agreed at that time to amend his employment agreement to conform his employment agreement to the forgoing. These restrictions include a limitation that the aggregate value of the severance payments and benefits that these executive officers could receive in the event of an involuntary termination of employment may not exceed 2.99 times the applicable executive’s average annual taxable compensation for the five years preceding the year in which termination occurs. The subsequent enactment of ARRA has amended the applicable EESA provisions and appears to prohibit any payment to those executive officers for departure from our Company for any reason, except for payments for services performed or benefits accrued, during the remainder of the time period of our participation in the Capital Purchase Program.

The descriptions that follow reflect the post-termination benefits that the named executive officers would otherwise be entitled to but for, in the case of some, the restrictions under ARRA. If the Company no longer participated in the Capital Purchase Program, the named executive officers would be entitled to these post-termination benefits.

Stock Option Plans. Each of the named executives holds options granted under the 2004 Stock Option Plan or the 1994 Stock Option Plan. Under these Plans, option holders will be given 30 days’ advance notice of the consummation of a change of control transaction during which time the option holder will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.

Supplemental Executive Retirement Plan. Most of the named executives are participants in the 2005 Amended and Restated Supplemental Executive Plan. If a participant’s employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant’s benefits are paid prior to the participant’s normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant’s early retirement age, and continuing until death of the participant. In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant. If a participant’s employment is terminated for cause the participant forfeits any rights the participant may have under the plan. If a participant’s employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant’s separation from service, and continuing until the death of the participant. In the event payments commence prior to the participant’s normal retirement age, then the benefit due the participant will be reduced by five percent for each year (or partial year) that the participant’s benefit is paid prior to the participant’s normal retirement age.

Mr. Kaczmarek’s Employment Agreement. If Mr. Kaczmarek’s employment is terminated without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to two times his base salary and his highest annual bonus in the last three years. If he is terminated or he resigns for good reason 120 days before or within two years after a change of control he will be paid a lump sum of 2.75 times his base salary and highest annual bonus in the last three years. If his employment is terminated by the Company without cause, or he resigns for good reason, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverages will continue on at least the same level as at the time of termination for a period of 36 months from the date of termination. In the event that the amounts payable to Mr. Kaczmarek under the agreement constitute “excess parachute payments” under the Internal Revenue Code of

1986 that are subject to an excise or similar tax, the amounts payable to Mr. Kaczmarek will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees and customers.

Mr. McGovern’s Employment Agreement. If Mr. McGovern’s employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. In the event that Mr. McGovern’s employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of 1.5 times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute “excess parachute payments” under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

Mr. Parker’s Employment Agreement. If Mr. Parker’s employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his highest annual bonus in the last three years. In the event that Mr. Parker’s employment is terminated by the Company or he resigns for good reason 120 days of or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his highest annual bonus in the last three years. If the employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Parker’s employment is terminated by the Company as a result of a change in control, or he resigns, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Parker under the agreement constitute “excess parachute payments” under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Parker will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Parker has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

Mr. Mayer’s Employment Agreement. On December 11, 2008, the Company and Mr. Mayer modified his employment agreement. The modification provides that the employment agreement shall remain in effect until May 1, 2009 at which time Mr. Mayer’s employment will terminate. Upon termination, Mr. Mayer will receive the severance amount set forth in his original employment agreement of $300,000 payable in 18 equal monthly payments of $16,666 per month commencing June 1, 2009. If Mr. Mayer is otherwise terminated before May 1, 2009 without cause or terminated in connection with a change in control he will be entitled to accrued salary and benefits and a lump sum severance payment equal to the greater of (x) 12 months of base salary then in effect, plus the highest annual bonus paid or payable during the term of the agreement (not to exceed $100,000), (y) or an amount equal to the number of months remaining on the term of the agreement at the time of termination multiplied by the base salary then in effect at the time of termination. Additionally, following the termination of his employment, Mr. Mayer has agreed to refrain from certain activities that would be competitive with the Company within the counties in California located at its headquarters or branch offices including refraining for 12 months from the date of termination from soliciting Company employees or customers.

Mr. Hagarty’s Employment Agreement. Mr. Hagarty resigned from the Company on September 17, 2008. Mr. Hagarty’s employment contract provided that if he was terminated without cause, he would be entitled to a lump sum payment equal to 75% each of his base salary and his highest annual bonus in the last three years. In the event that Mr. Hagarty’s employment was terminated by the Company or he resigned for good reason 120 days of or within 24 months after a change in control, he would have been entitled to a lump sum payment of 1.25 times his base salary and his highest annual bonus in the last three years. If the employment agreement was terminated by the Company without cause, his participation in group insurance coverage would continue on at least the same level as at the time of termination for a period of 9 months from the date of termination. If Mr. Hagarty’s employment was terminated as a result of a change in control or he resigned, these benefits would continue for an additional 15 months from the date of termination. In the event that the amounts payable to Mr. Hagarty under the agreement constituted “excess parachute payments” under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Hagarty would be increased so that he received substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Hagarty agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

Mr. Kaczmarek’s Restricted Stock Agreement. On March 17, 2005, the Company entered into a restricted stock agreement pursuant which Mr. Kaczmarek was granted 51,000 shares of common stock. The restricted stock vests 25% each year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company. The restricted stock becomes fully vested upon a change of control, disability, death, termination of employment by the Company without cause, or termination of employment by Mr. Kaczmarek for good reason.

The following tables summarize the payments which would be payable to our named executive officers in the event of various termination scenarios. This information is for illustrative purposes only. Regardless of the manner in which a named executive’s employment terminates, the officer would be entitled to (i) the vested portion of any stock option or restricted stock; and (ii) the vested portion of the officer’s benefit under the Supplemental Executive Retirement Plan.

In accordance with the executive compensation limitations under the ARRA, a portion of the payments reflected in the tables may fall within the U.S. Treasury’s definition of a prohibited “golden parachute”, and would therefore not be payable (and therefore have no value) in the event of a named executive officer’s covered termination so long as we are participating in the Capital Purchase Program.

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Walter T. Kaczmarek
Cash severance under employment agreement	$1,448,425	$1,053,400	$1,053,400	$—	$—
Health and life insurance premiums	53,095	53,095	53,095	—	—
Health and life insurance benefits	—	—	—	667,400	180,000	(4)
Long term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)(2)(3)	1,694,136	635,301	635,301	—	1,397,112
Unvested restricted stock awards (accelerated)	429,930	429,930	429,930	429,930	429,930
Split-dollar death benefits (upon death)	—	—	—	2,735,009	—
Outplacement services (layoff)	5,000	—	—	—	—
IRC 280(g) excise tax gross-up	1,651,559	—	—	—	—

Total:	$5,282,145	$2,171,726	$2,171,726	$3,832,339	$2,079,042

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability

Lawrence D. McGovern
Cash severance under employment agreement	$492,000	$328,000	$—	$—	$—
Health and life insurance premiums	23,125	23,125	—	—	—
Health and life insurance benefits	—	—	—	444,000	147,984	(4)
Long term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	1,067,961	—

Total:	$515,125	$351,125	$—	$1,511,961	$219,984

William J. Del Biaggio, Jr.
Health and life insurance benefits	$—	$—	$—	$333,600	$111,192	(5)
Long term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	108,363	—

Total:	$—	$—	$—	$441,963	$183,192

Richard Hagarty(6)
Cash severance under employment agreement	$273,513	$164,108	$—	$—	$—
Health and life insurance premiums	20,908	12,545	—	—	—
Health and life insurance benefits	—	—	—	325,400	108,456	(4)
Long term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	254,801	—

Total:	$294,421	$176,653	$—	$580,201	$180,456

James A. Mayer
Cash severance under employment agreement(7)	$330,000	$330,000	$—	$—	$—
Health and life insurance benefits	—	—	—	480,000	159,984	(5)
Long term care insurance benefits	—	—	—	—	72,000

Total:	$330,000	$330,000	$—	$480,000	$231,984

Raymond Parker
Cash severance under employment agreement	$760,600	$380,300	$—	$—	$—
Health and life insurance premiums	34,274	17,137	—	—
Health and life insurance benefits	—	—	—	500,600	166,848	(4)
Long term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)(3)	347,927	—	—	—	317,387
Split-dollar death benefits (upon death)	—	—	—	702,026	—
IRC 280(g) excise tax gross-up	479,289	—	—	—	—

Total:	$1,622,090	$397,437	$—	$1,202,626	$556,235

(1)	Assumes executive selected age 62 for commencement of the payment of this benefit.
(2)	If Mr. Kaczmarek terminates his employment for good reason or he is terminated without cause, he is entitled to be credited with two additional years of service.
(3)	The amount reflected in the table is the incremental increase in the benefit payable to the named executive officer in addition to the benefit payable under the terms of the Supplemental Executive Retirement Plan. See “Supplemental Retirement Plan for Executive Officers” and the tables included therein for information about the value of the accumulated benefit payable to each named executive officer.

(4)	This balance represents the annual payment of long term disability for the named executive officers, if necessary. This long term payment would begin after an elimination period and a twelve week short term disability period. This long term disability payment will increase by 6% (cost of living adjustment) over the first five years of payments and cease at age 65.
(5)	This payment represents one year of benefits. The second year would increase 6% (cost of living adjustment). Only two years of payments are granted since the executive is currently over 65 years old.
(6)	Mr. Hagarty resigned from the Company on September 17, 2008. The information in the table assumes Mr. Hagarty’s employment ended December 31, 2008. At the time of his resignation he received a severance payment of $164,107 and the Company agreed to pay premiums for medical and dental insurance for up to 9 months following his resignation. See the “Summary Compensation Table” for more information. As a result of his resignation, Mr. Hagarty will no longer be eligible for death or disability benefits.
(7)	Mr. Mayer is entitled to a severance payment of $300,000 payable in 18 equal monthly payments commencing June 1, 2009, should he retire from the Company.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2008. Mr. Kaczmarek does not receive any separate compensation for his service as director.

The Company has a policy of compensating non-employee directors for their service on the Board and Board committees of the Company. On an annual basis, the Compensation Committee reviews director compensation, including the individual fees and retainers, the components of compensation, as well as the total amount of director compensation appropriate for the Company.

Each Board member receives an annual retainer of $27,000. The chairman of the Board and the chairman of the Board’s various committees receive an additional retainer, as follows:

Audit Committee, Investment Committee and Loan Committee	$3,500
Compensation Committee	$3,000
All other committees	$2,500
Chairman of the Board	$8,500

Committee members and committee chairmen receive meeting fees for each meeting attended as follows:

	Chairman	In Person	Telephonic
Audit Committee, Investment Committee and Loan Committee	$1,100	$1,000	$500
Compensation Committee	$1,000	$900	$450
All other committees	$900	$800	$400

In addition to providing cash compensation, the Compensation committee also believes in granting equity compensation to non-employee directors in order to further align their interests with those of shareholders and has adopted a practice of granting stock options to directors.

Directors are entitled to annual grants of stock options as follows:

Board Chairman	4,500-5,500
Committee Chairman	3,500-4,500
Board members (non-chairman)	3,000-4,000

In 2008, however, the directors did not receive any grants of stock options.

Director Fee Deferral Plan

Directors may defer their fees through deferred compensation agreements (“Deferral Agreements”). Under the Deferral Agreements, a participating director may defer up to 100% of his or her board fees into a deferred account. In 2008, amounts deferred earned interest at the rate of 8% per annum. For 2009 and each year thereafter, the applicable rate of interest will be the prime rate published by the Wall Street Journal on the December 31 immediately prior to the year. For 2009 the rate of interest will be 3.25%. A participating director is eligible to begin receiving benefits upon termination of service on the Board for any reason including death or disability.

The Company has purchased life insurance policies on the lives of directors who have Deferral Agreements. It is expected that the earnings on these policies will offset the cost of the agreements. In addition, the Company will receive death benefit payments upon the death of the director. The proceeds will permit the Company to make the deferred payment as originally intended if the director dies prior to the completion of the Deferral Agreement.

To date, two of our directors, Jack L. Peckham (who resigned on March 16, 2009) and James R. Blair, have deferred their fees. For the years 2006, 2007, and 2008 the Company accrued expenses of $79,000, $78,000, and $83,000, respectively, to account for its obligation to pay deferred fees and related interest.

The following table summarizes the compensation of non-employee directors for the year ended December 31, 2008.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(2)	All Other Compensation ($) (g)		Total ($) (h)
Frank G. Bisceglia	$69,704	$—	$17,174	$—	$51,000	$652	(3)	$138,530
James R. Blair	$51,500	$—	$16,336	$—	$18,900	$715	(3)	$87,451
Jack W. Conner	$52,800	$—	$27,138	$—	$4,600	$—		$84,538
John J. Hounslow	$55,300	$—	$5,895	$—	N/A	$248,299	(4)	$309,494
Mark E. Lefanowicz	$42,000	$—	$5,895	$—	N/A	$—		$47,895
Robert T. Moles	$50,150	$—	$25,461	$—	$17,800	$—		$93,411
Louis (“Lon”) O. Normandin(5)	$34,700	$—	$16,336	$—	$8,700	$1,152	(3)	$60,888
Jack L. Peckham(6)	$43,000	$—	$17,174	$—	$13,200	$149	(3)	$73,523
Humphrey P. Polanen	$40,604	$—	$17,174	$—	$41,300	$639	(3)	$99,717
Charles J. Toeniskoetter	$51,296	$—	$17,174	$—	$24,700	$—		$93,170
Ranson W. Webster	$39,646	$—	$20,946	$—	$4,100	$—		$64,692

(1)	No options were issued to Board members in 2008. The amounts shown in column (d) represent the dollar amounts recognized for financial statement purposes in 2008 with regard to share-based awards, as determined pursuant to SFAS 123R and not the value of the awards made in 2008. See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s consolidated financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2009.
(2)	The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2007 to December 31, 2008 under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company’s consolidated financial statements, and includes amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.
(3)	The amounts shown reflect the annual income imputed to each director in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.
(4)	Includes $160,000 paid to Mr. Hounslow under his consulting agreement and $80,018 under his non-competition, non-solicitation and confidentiality agreement with the Company in 2008. See “Transaction with Management—John J. Hounslow Agreements” for discussions of these agreements. Also includes $8,281 for leased automobile payments in 2008.
(5)	Mr. Normandin’s term will end at the 2009 Annual Meeting, and he has notified the Board that he does not intend to stand for re-election.
(6)	Mr. Peckham resigned from the Board on March 16, 2009.

Outstanding Stock Options

No options were granted to any of the directors in 2008. Each of the non-employee directors owned the following stock options granted under the 1994 Stock Option Plan and 2004 Stock Option Plan as of December 31, 2008:

Director	Stock Options
Frank G. Bisceglia	21,100
James R. Blair	9,800
Jack W. Conner	18,300
John J. Hounslow	4,000
Mark E. Lefanowicz	4,000
Robert T. Moles	17,300
Louis (“Lon”) O. Normandin(1)	8,695
Jack L. Peckham(2)	21,100
Humphrey P. Polanen	16,100
Charles J. Toeniskoetter	25,300
Ranson W. Webster	17,800

(1)	Mr. Normandin’s term will end at the 2009 Annual Meeting, and he has notified the Board that he does not intend to stand for re-election.
(2)	Mr. Peckham resigned from the Board on March 16, 2009.

Director Compensation Benefits Agreement

Prior to 2007, the Company entered into individual director compensation benefits agreements with each of its then directors. These agreements were amended and restated in December 2008 (“Benefit Agreements”). The Benefits Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. In the event of a disability, or a resignation or termination pursuant to a change of control the director’s applicable percentage will be accelerated to 100%. Payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director’s attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director’s death. If a director is removed from the Board for cause he or she will forfeit any benefits under the Benefit Agreement. All of the directors are fully vested except Jack Conner, Robert Moles, Charles Toeniskoetter, and Ranson Webster.

Company owned split-dollar life insurance policies support the Company’s obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

PROPOSAL 1—ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall not be less than 11 nor more than 21. By resolution, the Board of Directors has fixed the number of directors at 11. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. For information on these procedures see “Corporate Governance and Board Matters—Nomination of Directors.” Nominations not made in accordance with the procedures may be disregarded by the chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.

All of our directors serve one year terms that expire at the next following annual meeting. On March 26, 2009, Louis (“Lon”) O. Normandin notified the Board that he will not stand for re-election as a director when his current term ends at this year’s Annual Meeting of Shareholders. As such, Mr. Normandin will retire from our Board of Directors effective May 28, 2009.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has recommended the nomination of the 10 current members of the Board of Directors for one year terms that will expire at the Annual Meeting to be held in 2010. In addition, one of our non-management directors recommended Celeste V. Ford for consideration by the Corporate Governance and Nominating Committee to election to the Board. Upon the recommendation of the Corporate Governance Committee, the Board nominated Ms. Ford in April 2009 for election at this year’s Annual Meeting. The Board of Directors has determined that Ms. Ford would be an “independent director” as such term is defined by the applicable rules and regulations of The NASDAQ Stock Market.

If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. The Company agreed when it acquired Diablo Valley Bank to nominate John J. Hounslow and Mark E. Lefanowicz to the Board for the 2008 and 2009 Annual Meetings.

The following table provides information with respect to each person nominated and recommended to be elected to the Board of Directors:

Name	Age	Position	Director Since	Principal Occupation, Business Experience During Past Five Years and Other Information
Frank G. Bisceglia	63	Director	1994	Senior Vice President—Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full service securities firm.

James R. Blair	64	Director	1994	President of Renco Properties, Inc., a real estate development company.

Jack W. Conner	69	Chairman of the Board	2004	Elected Chairman of the Board in July, 2006. Chairman and CEO of Comerica California from 1991 until his retirement in 1998; Director until 2002; Founder, President and Director of Plaza Bank of Commerce from 1979 to 1991.

Name	Age	Position	Director Since	Principal Occupation, Business Experience During Past Five Years and Other Information
Celeste V. Ford	52	Nominee		Since 1995 founder and chief executive officer of Stellar Solutions, Inc., a professional aerospace engineering services firm. In 2000, founded Stellar Ventures, a venture investment company for investment in early-stage technology development and market applications. In 2000, co-founded QuakeFinder, LLC to research, develop and market technology to enable global forecasts of seismic activity. In 2004, organized Stellar Solutions Aerospace Ltd based in London to serve overseas markets. Ms. Ford has received wide recognition in her field, having served on congressional commissions in the aerospace industry, as well as, on business panels focusing on entrepreneurship and women in business. She served as a member of the Boards of Directors of Foundry Networks, Bay Microsystems, Women’s High Tech Coalition, and California Space Authority.

John J. Hounslow	78	Director	2007	Mr. Hounslow is the former chairman of the Board of Diablo Valley Bank. He was elected to the Board in June 2007 after the completion of the acquisition of Diablo Valley Bank. He was also the founding chairman of Diablo Valley Bank.

Walter T. Kaczmarek	57	President, CEO and Director	2005	Executive Vice President of Comerica Bank and of Plaza Bank of Commerce from 1990 to 2005. Prior thereto served in various positions with Union Bank of California and The Martin Group, a real estate investment-development company.

Mark E. Lefanowicz	52	Director	2007	President of E-Loan from 2004 through December, 2008. Before joining E-LOAN, Mr. Lefanowicz was CEO of Bay View Franchise Mortgage Acceptance Co. (BVFMAC), a commercial loan servicing company. Prior to BVFMAC, he served as Executive Vice President and Chief Financial Officer at Bay View Capital Corporation. Previously, Mr. Lefanowicz worked for Coopers & Lybrand, now part of PricewaterhouseCoopers. Mr. Lefanowicz is a former director of Diablo Valley Bank. He was elected to the Board in June 2007 after the completion of the acquisition of Diablo Valley Bank.

Name	Age	Position	Director Since	Principal Occupation, Business Experience DuringPast Five Years and Other Information
Robert T. Moles	54	Director	2004	Chairman of Intero Real Estate Services, Inc., a full-service real estate firm, since 2002. Prior to joining Intero, served as President and CEO of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, served as President & CEO of Contempo Realty, Inc. in Santa Clara, California.

Humphrey P. Polanen	59	Director	1994	Chairman of St. Bernard Software, an Internet security company, since 2004. Managing Director of Internet Venture Partners BV, an investment firm, from 2000 to 2004. Prior thereto served in various executive positions with Sun Microsystems and Tandem Computers.

Charles J. Toeniskoetter	64	Director	2002	Chairman of Toeniskoetter & Breeding, Inc., Development, a Silicon Valley real estate development and investment company. Member of the Board of Directors of Redwood Trust, Inc. and SJW Corp. (a New York Stock Exchange company).

Ranson W. Webster	64	Director	2004	Founded Computing Resources, Inc. (“CRI”) in 1978, a privately held general purpose service bureau specializing in automating accounting functions. In 1999 CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998 founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies.

Recommendation of the Board of Directors

The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of election of each of the nominees. If no instruction is given the proxy holders intend to vote for each nominee listed.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation—Compensation Discussion and Analysis.”

Under the American Recovery and Reinvestment Act of 2009, as a participant in the Capital Purchase Program we are currently required to provide shareholders with the right to cast an advisory vote on our compensation program at each annual meeting of shareholders. As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of our executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

The Board of Directors recommends that shareholders endorse the compensation program for our executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for 2008 is reasonable and appropriate, is justified by the performance of the Company in an extremely difficult environment, and is the result of a carefully considered approach.

In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Compensation Committee, nor create or imply any additional fiduciary duty by the Board of Directors or Compensation Committee, nor shall such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.

Required Shareholder Vote

The proposal must be approved by a majority of the shares present and voting in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote for this Advisory Proposal on Executive Compensation. The proxy holders intend to vote all proxies they hold FOR this proposal. If no instruction is given the proxy holders intend to vote FOR the proposal.

PROPOSAL 3—APPROVAL OF AMENDED AND RESTATED 2004 EQUITY PLAN

To insure the continued ability of the Company to attract, retain and motivate qualified executives, officers, employees and directors, the Board of Directors has proposed to amend and restate the 2004 Stock Option Plan. The purpose of the amendment and restatement is to permit the grant of restricted stock as an additional incentive award. The 2004 Stock Option Plan before the amendment and restatement permits only the granting of nonqualified and incentive stock options. The amendment and restatement would not increase the number of shares authorized for grant of stock options and restricted stock from the current authorization of 1,700,000, which authorization was approved by the Company’s shareholders at last year’s Annual Meeting.

Reasons for the Proposal

We participated in the Capital Purchase Program in November 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under EESA, U.S. Treasury regulations, and the contract pursuant to which we sold such preferred stock. Those requirements apply to what the U.S. Treasury refers to as our senior executive officers. Presently, our senior executive officers are the same individuals who are our named executive officers.

ARRA became effective February 17, 2008. ARRA amends Section 111 of EESA to delete it in its entirety old Section 111 and to add new Section 111 executive compensation requirements for participants in the Capital Purchase Program.

Among the key features of ARRA as they apply to the Company are a prohibition of the payment of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any shares of preferred stock held by the U.S. Treasury are outstanding under the Capital Purchase Program. However, restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after the U.S. Treasury no longer owns the preferred stock, and any other conditions which the U.S. Treasury may specify have been met.

The 2004 Stock Option Plan does not currently authorize the issuance of restricted stock. The Board of Directors has proposed to amend and restate the 2004 Stock Option Plan to permit the issuance of restricted stock upon the terms set forth in the amended and restated plan and as determined by the Company’s Compensation Committee. The amended and restated plan would not increase the aggregate number of shares under the plan that could be issued for either the grant of stock options or restricted stock.

The Board of Directors is recommending approval of the amended and restated plan because it believes it is important to motivate and incentivize and retain its executive management team especially in the competitive markets in which the Company does business. An important component of the Company’s executive compensation program is the Company’s ability to award annual performance bonuses to focus management on and reward them for the achievement of specific annual financial, strategic and/or operational objections of the Company. For a more detailed discussion of the Company’s compensation program for its executives see “Compensation Discussion and Analysis.”

Because of the limitations imposed by ARRA on the payment of bonuses, the Board of Directors believes that amending and restating the 2004 Option Plan to authorize restricted stock is in the best interest of our shareholders so that the Company has the flexibility to award bonuses to executives and to award such bonuses in the form of restricted stock as permitted by ARRA.

Description of the Amended and Restated 2004 Equity Plan

The following is a summary description of the Amended and Restated 2004 Equity Plan (the “2004 Amended Plan”). A copy of the 2004 Amended Plan is attached as Exhibit A. The following summary is qualified in its entirety by reference to the full text of the 2004 Amended Plan.

Eligibility. Any officer, director, employee or consultant of the Company or any subsidiary and any consultant is eligible for selection to receive stock options or awards of restricted stock under the 2004 Amended Plan.

Certain Restrictions. Pursuant to the 2004 Amended Plan, the maximum number of shares of common stock that may be covered by stock options for any one individual is 300,000 shares during any consecutive 12-month period.

Stock Options. Stock options granted under the 2004 Amended Plan may be options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified stock options” that are not intended to so qualify. The exercise price of each nonqualified stock option shall be determined by the Compensation Committee and shall not be less than 100% of the fair market value of the common stock subject to the option on the date the option is granted. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock subject to the option on the date the option is granted; provided, however, that the purchase price of the common stock subject to the incentive stock option may not be less than 110% of such fair market value when the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

The Company may issue incentive stock options provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 2004 Amended Plan exceeds such maximum, such incentive stock option shall be considered to be a nonqualified stock option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess. Only Company employees are eligible for grants of incentive stock options.

The 2004 Amended Plan provides that, to the extent any shares of common stock covered by an award are not delivered to a grantee or beneficiary because the award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2004 Amended Plan. Also, if there is any change in the number of shares of common stock through the declaration of stock dividends or through a re-capitalization which results in stock splits or reverse stock splits, the board of directors shall make corresponding adjustments to the number of shares of common stock available for stock options and restricted stock, the number of such shares covered by outstanding awards and, if applicable, the prices per share applicable to such awards in order to reflect appropriately any increase or decrease in the number of issued shares of common stock; provided, however, that any fractional shares of common stock resulting from such adjustment shall be eliminated.

Upon receipt of cash (or, with the consent of the board of directors, common stock already owned by the optionee) which equals the total consideration for the exercise of a stock option, share certificates will be issued to the exercising optionee. Options may also be exercised through a broker-dealer selected by the optionee in a “cashless exercise” procedure. Options will expire as specified in the 2004 Amended Plan, or on such date as the board of directors may determine at the time the Company grants the option; provided, however, an option may not have a term in excess of ten years. All options granted pursuant to the 2004 Amended Plan that are vested become exercisable in full for a period of 12 months in the event of the termination of the employee’s or nonemployee director’s service because of death or permanent disability. A participant will have three months to exercise options following termination of employment other than resulting from death or disability to the extent the options were exercisable on the date of termination. Option holders will be given 30 days advance notice of the consummation of a change of control transaction during which time the option holder will have the right to exercise their options, and all outstanding options will become immediately vested. The options terminate on the consummation of the change of control.

Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The Compensation Committee may impose restrictions and limitations on voting, dividend and other ownership rights in such shares subject to conditions specified in the Plans. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. To enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company, disability, death or termination. The terms of the shares of restricted stock issued to named executive officers must also satisfy ARRA and U.S. Treasury regulations as they exist on the date of the award.

Termination and Amendments. The Board of Directors may amend, suspend or terminate the 2004 Amended Plan at any time and for any reason, except that an amendment of the 2004 Amended Plan is subject to shareholder approval to the extent required by law, regulation or rule. The Board of Directors may not amend the 2004 Amended Plan to increase the number of shares available for grants of stock options or restricted stock awards without shareholder approval. Unless the Board of Directors terminates the 2004 Amended Plan earlier, the 2004 Amended Plan will terminate in 2014 (ten years from its initial effective date). The Company may not grant any stock options or restricted stock awards under the 2004 Amended Plan after the termination date, but termination will not affect any stock options or restricted stock awards previously granted by the Company.

Administration. The 2004 Amended Plan is administered by the Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2004 Amended Plan; define the terms used therein; prescribe, amend and rescind rules and regulations relating to administration of the 2004 Amended Plan; select from the eligible class of individuals the persons to whom and the times at which options should be granted or restricted stock awarded, the terms of stock option or restricted stock award agreements and the number of shares to each stock option or restricted stock award; and make all other determinations necessary or advisable for administration of the 2004 Amended Plan. The determination of the Compensation Committee under the 2004 Amended Plan will be final and binding on all persons.

Federal Income Tax Consequences

The following is only a brief summary of certain of the federal income tax consequences of certain transactions under the 2004 Amended Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option for purposes of the federal alternative minimum tax (“AMT”), which exercise may subject the optionee to AMT.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who makes an election under Section 83(b) of the Code within thirty days of the date of grant of the restricted stock, will recognize ordinary income on the date of grant of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares of stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. Notwithstanding the foregoing, ARRA limits the Company’s deduction for any named executive officer to $500,000 under Section 162(m) of the Code.

Required Shareholder Vote

The Amended and Restated 2004 Equity Plan must be approved by a majority of the shares present and voting in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends approval of the Amended and Restated 2004 Equity Plan. The proxy holders intend to vote all proxies they hold in favor of the Amended and Restated 2004 Equity Plan. If no instruction is given, the proxy holders intend to vote for approval of the Amended and Restated 2004 Equity Plan.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe Horwath LLP to serve as our independent registered public accounting firm for 2009, subject to ratification by our shareholders. A representative of Crowe Horwath LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.

We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or The Nasdaq Stock Market, the Board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe Horwath LLP, however, we reserve the discretion to retain Crowe Horwath LLP as our independent registered public accounting firm for 2009. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, at any time during the year it determines that such a change would be in the best interests of the Company and our shareholders.

Audit Committee Report

In accordance with its written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2008, the Committee met 7 times, and the Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer prior to public release. The Committee discussed the interim financial statements with the chief financial officer and the independent auditors prior to the filing of each quarterly Form 10-Q.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee reviewed with both the independent auditors and the internal auditors their audit plans and scope.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for year ended December 31, 2008 with management and the independent auditors. The Committee has also reviewed “Management’s Report on Internal Control over Financial Reporting” and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, and discussed these reports and opinions with management and the independent registered public accounting firm prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2008.

Based on the above-mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Heritage Commerce Corp

Audit Committee

Humphrey P. Polanen, Chairman

Mark E. Lefanowicz

Louis (“Lon”) O. Normandin(1)

Jack L. Peckham(2)

March 10, 2009

(1)	Mr. Normandin has announced that he will not stand for re-election to the Board of Directors at the 2009 Annual Meeting.
(2)	Mr. Peckham resigned from the Board of Directors on March 16, 2009.

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these acts.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2008	Fiscal Year 2007
Audit fees(1)	$566,435	$654,200
Audit-related fees(2)	89,870	60,010
Tax fees(3)	110,550	45,350
All other fees(4)	22,245	19,480

Total accounting fees	$789,100	$779,040

(1)	Fees for audit services for 2008 and 2007 consisted of the audit of the Company’s annual financial statements, review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other services related to SEC matters, and the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fees for audit-related services for 2008 and 2007 consisted of financial accounting and reporting consultations and audits of the consolidated financial statements of the Company’s employee benefit plans.

(3)	Fees for tax services for 2008 and 2007 consisted of tax compliance and tax planning and advice.

•

Fees for tax compliance services totaled $110,550 and $45,350 in 2008 and 2007, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of: preparation of the Company’s consolidated federal and state income tax returns (in 2008, tax compliance services also included preparation of income tax returns and a federal loss carry back claim for Diablo Valley Bank for its tax year ended June 20, 2007, analysis of merger costs incurred by both the Company and Diablo Valley Bank, and analysis of depreciable lives for tax return purposes of various costs incurred for the construction of a new branch office building); assistance with state tax credits; and assistance regarding audits of the Company’s California State tax returns.

•	No tax planning and advice services were provided in 2008 and 2007. Tax planning and advice services are those rendered with respect to proposed transactions.

(4)	Fees for all other services in 2008 consisted of assistance regarding the Internal Revenue Code Section 280(G) “excise tax gross-up” disclosures in the proxy statement for hypothetical events, and consultation with management regarding various internal control and accounting matters. Fees for all other services in 2007 consisted of consultation services regarding the acquisition of Diablo Valley Bank.

The ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was approximately 3% for both 2008 and 2007.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

Approval Policy

The services performed by the independent registered public accounting firm in 2008 and 2007 were approved in accordance with the approval policies and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires a description of the services expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories be presented to the Audit Committee for approval.

Services provided by the independent auditors were approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not previously approved must be submitted to the Audit Committee for specific approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, the authority to grant specific approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

OTHER BUSINESS

If any matters not referred to in this proxy statement come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholders’ meetings, provided that the proposal is presented in a timely manner and in a form that complies with applicable regulations. Any shareholder proposals intended to be presented for consideration at the 2010 Annual Meeting of Shareholders, and to be included in the Company’s proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 13, 2009 in a form that complies with applicable regulations. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary of this year’s Annual Meeting, the deadline for inclusion is instead a reasonable time before the Company begins to print and mail.

For a shareholder proposal to be presented at the Annual Meeting that is not intended to be included in the Company’s proxy statement under SEC Rule 14a-8, the proposal must be submitted at least forty-five days before the date this proxy statement and form of proxy is first mailed to shareholders. If the date of next year’s Annual Meeting is more than 30 days before or after the anniversary of this year’s Annual Meeting, the deadline for submitting a proposal is instead a reasonable time before the Company begins to print and mail its proxy materials.

HERITAGE COMMERCE CORP

Janet R. Walworth

Senior Vice President, General Counsel & Corporate Secretary

April 20, 2009

San Jose, California

Exhibit A

HERITAGE COMMERCE CORP

AMENDED AND RESTATED

2004 EQUITY PLAN

A-i

(continued)

Page
SECTION 10.	Reservation of Shares	A-9
SECTION 11.	No Right to Employment	A-9
SECTION 12.	Information to Participants	A-9
SECTION 13.	Compliance with the Emergency Economic Stabilization Act of 2008 and the American Reinvestment and Recovery Act of 2009	A-10
SECTION 14.	Exemption from Section 409A of the Code	A-10

A-ii

HERITAGE COMMERCE CORP

AMENDED AND RESTATED

2004 EQUITY PLAN

SECTION 1. General.

1.1 Establishment. The Heritage Commerce Corp 2004 Stock Option Plan was established and effective as of May 26, 2004 (the “Effective Date”). The Plan was thereafter amended and restated as the Heritage Commerce Corp 2004 Equity Plan upon approval by the shareholders on May 28, 2009 (the “Plan”).

1.2 Purpose. The Plan has been established by Heritage Commerce Corp (the “Company”) to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate equity incentives, to achieve long-range goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.3 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.4 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock for issuance under the Plan have been issued and all restrictions on such shares, and the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

SECTION 2. Definitions. For purposes of the Plan, as used herein, the following definitions shall apply:

(a) “Award” means any Option or Restricted Stock.

(b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement” or a “Restricted Stock Agreement.”

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder. Any reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) “Committee” means a committee appointed by the Board in accordance with Section 4.1 to administer the Plan.

(f) “Company” means Heritage Commerce Corp, a California corporation.

(g) “Consultant” means any person who is engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services.

(h) “Continuous Status as a Director, Employee or Consultant” means that the director, employment or consulting relationship with the Company is not interrupted or terminated. Continuous Status as a Director, Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or a Subsidiary or (ii) transfers between locations of the Company or transfers to any Subsidiary of the Company, or between a Subsidiary and the Company or any successor. A leave of absence shall include sick leave or any other personal leave approved by an authorized representative of the

Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including policies of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the day which is three months after the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Disability” means except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. In the case of an Incentive Stock Option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(k) “Eligible Persons” means any Employee, Director or Consultant.

(l) “Employee” means any person, including an Officer or Director, employed by the Company or a Subsidiary. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment.”

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. A reference to any provision of the Exchange Act shall include a reference to any successor provision of the Exchange Act.

(n) “Fair Market Value” means, as of any date, the value of shares of Stock determined as follows: (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market (“NASDAQ”), its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the last market trading day prior to the time of determination and reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Stock is not regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined by the Committee by a reasonable application of a generally accepted and reasonable valuation method.

(o) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(p) “Nonstatutory Stock Option” means an option not intended to qualify as an Incentive Stock Option.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Participant” means an Eligible Person who has been granted one or more Awards.

(t) “Plan” means the Heritage Commerce Corp Amended and Restated 2004 Equity Plan.

(u) “Restricted Stock” means shares of Stock granted under Section 6, subject to a substantial risk of forfeiture.

(v) “Stock” means shares of the Company’s common stock, no par value.

(w) “Subsidiary” means any corporation, partnership, joint venturer, limited liability company or other entity in which at least fifty percent (50%) of the voting power is owned by the Company.

(x) “Terminating Event” has the meaning set forth in Section 5.6.

SECTION 3. Shares Subject to the Plan.

3.1 Shares Available. Subject to the provisions of Section 3.2, the maximum number of shares of Stock that may be issued under this Plan is 1,700,000 unless amended by the Board and approved by the shareholders of the Company. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 8. If the exercise price of an Option is paid by tender to the Company of shares of Stock the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

3.2 Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 3.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option pursuant to this Section 3.2 shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option. The adjustments determined by the Committee pursuant to this Section 3.2 shall be final, binding and conclusive.

SECTION 4. Administration of the Plan.

4.1 Administration by Committee of Board. The Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with or the rules and regulations of any exchange, the rules under Rule 16b-3 of the Exchange Act relating to the disinterested administration of employee benefit plans under which Section 16(b) of the Exchange Act exempt discretionary grants and awards of equity securities are to be made, and any other applicable law or rule or regulation of any exchange upon which the Stock trades. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the committee and thereafter directly administer the Plan, all to the extent permitted by any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) of the Exchange Act exempt discretionary grants and awards of equity securities are to be made.

4.2 Committee Complying with Section 162(m). The Committee shall be comprised of two or more “outside directors” within the meaning of Section 162(m) who shall have sole responsibility to make all Awards hereunder.

4.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of employment or other service with the Company or a Subsidiary on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Award Agreement;

(f) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(g) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of service;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan;

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board, or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.5 Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee’s shall be final and binding on all persons having an interest in the Plan or an Award.

SECTION 5. Stock Options.

5.1 General. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A “Nonqualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code. Only Eligible Individuals who are employees of the Company or a Subsidiary may be granted Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

5.2 Term of Option. The term of each Option shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Stock representing more than ten percent of the voting power of all classes of Stock of the Company, the term of the Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

5.3 Option Exercise Price and Consideration.

(a) The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the date of grant of the Option and (b) no Incentive Stock Option granted to a person who owns ten percent (10%) or more of the Stock shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

(b) The consideration to be paid for the shares of Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash, (ii) check or (iii) any combination of those methods of payment. In addition, if there is a public market for the Stock, the Committee may allow the Participant to elect to pay the exercise price through either of the following procedures:

(i) A special sale and remittance procedure under which the Participant provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a portion of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and/or sale. The Participant must also provide such irrevocable written instructions to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm to effect the sale transaction. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. The Participant shall also deliver a properly executed exercise notice together with such other documentation as the Committee and a broker, if applicable, shall require to effect an exercise of the Option. Notwithstanding the above, the Company shall not be required to permit the Participant to utilize the sale and remittance procedure described above if the Company’s legal counsel advises the Company that the procedure may violate any applicable law, regulation or regulatory guidance.

(ii) The surrender to the Company of shares of Stock which have already been owned by the Participant for more than six months. The shares of the Stock which are surrendered to the Company as payment for Shares issued upon the exercise of an Option shall be valued at their Fair Market Value on the date of exercise of the Option.

5.4 Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as permissible under the terms of the Plan, but in no case at a rate of less than 20 percent per year over five years from the date the Option is granted. The right to exercise an Option may be conditioned on specific performance criteria with respect to the Company and/or the Participant. An Option may not be exercised for a fraction of a share of Stock.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with terms of the Option by the person entitled to exercise the Option and full payment for the shares of Stock with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 5.3(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Stock, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the shares of Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 3.2 hereof.

(b) Termination of Directorship, Employment or Consulting Relationship. Except as otherwise provided in subsections (c), (d) and (e) below, in the event of termination of a Participant’s Continuous Status as a Director, Employee or Consultant (but not in the event of an Participant’s change of status from Employee to Director or Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option three months and one day following such change of status) or from Director or Consultant to Employee), such Participant may, but only within three months after the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Participant was entitled to exercise it at the date of such termination; provided, however, that the Committee may extend the period during which a Nonstatutory Stock Option may be exercised following such termination on a case-by-case basis, as the Committee deems appropriate in the Committee’s discretion, (but in no event shall the Committee extend the period during which an Option may be exercised to a period beyond the time the Option would have terminated by its original terms). To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate and the shares of Stock covered by such Option shall revert back to the Plan.

(c) Disability of Participant. In the event of termination of a Participant’s Continuous Status as a Director, Employee or Consultant as a result of his or her Disability, the Participant may, but only within 12 months from the date of such termination (and in no event later than the expiration date of the termination of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.

(d) Death of Participant. In the event of the death of Participant whose Continuous Status as a Director, Employee or Consultant terminated not earlier than ninety days prior to the Participant’s death, the Participant’s estate or any person who acquired the right to exercise the Option by bequest or inheritance shall be entitled, but only within 12 months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), to exercise all Options such Participant would have been entitled to exercise had such Participant remained employed for one year from the date of such termination. All remaining shares of Stock covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Participant’s death, the Participant’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares of Stock covered by such Option shall revert to the Plan.

(e) Extension if Participant Subject to Section 16(b) of the Exchange Act. Other than termination for cause, if a sale within the applicable time period set forth in Section 5.4(b) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10) day following the date or which a sale of such shares by the Participant would no longer be subject to suit, (ii) the one hundred and ninetieth (190th) day after termination, or (iii) the Option expiration date.

5.5 Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that any Nonstatutory Stock Option may be transferred by the Participant to any member of the Participant’s immediate family, to a partnership the members of which (other than the Participant) are all members of the Participant’s immediate family, or to a family trust the beneficiaries of which (other than the Participant) are all members of the Participant’s immediate family.

5.6 Terminating Events. A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations, as the result of which (A) the Company is not the surviving corporation or (B) the Company becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 50 percent of the aggregate voting power of all outstanding equity securities of the Company); (iii) a sale of substantially all the assets of the Company to another corporation; or (iv) a sale of the equity securities of the Company representing more than 50 percent of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event (i) the Company shall deliver to each Participant, no less than thirty days prior to the Terminating Event, written notification of the Terminating Event and the Participant’s right to exercise all Options granted pursuant to this Plan, whether or not vested under this Plan or applicable stock option agreement, and (ii) all outstanding Options granted pursuant to this Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the Option immediately prior to such Terminating Event. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all then outstanding Options and the Plan shall terminate; provided, however, that any outstanding Options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding Options or substitutes for such Options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices. Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option pursuant to this Section 5.6 shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option.

5.7 Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Committee. Notice of the determination shall be given to each Director, Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

5.8 Maximum Number of Options. No Participant shall be granted Options for the purchase of more than 300,000 shares of Stock under the Plan during any consecutive twelve (12) months.

SECTION 6. Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

6.1 Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

6.2 Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

6.3 Forfeiture. Each Restricted Award shall provide that the shares of Restricted Stock covered by the Award shall be subject to a substantial risk forfeiture within the meaning of Section 83 of the Code. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock. Any Restricted Stock Award may provide for earlier termination of the risks of forfeiture provided in the Award in the event of disability, death or termination without case or change of control, all in compliance with any applicable law, regulations or regulatory guidance.

6.4 Dividend; Voting Rights. Unless the Committee determines otherwise, an award of Restricted Stock shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

6.5 Transfer. Each Award of Restricted Stock shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

6.6 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement delivered to and accepted by the Participant and containing such terms and provisions, not inconsistent with this Plan, as the Committee in its sole discretion may determine.

SECTION 7. Amendment and Termination of the Plan.

7.1 Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 of the Exchange Act or with Section 162(m) or Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASDAQ Stock Market or any other applicable established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

7.2 Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect any Award already granted, and such Award shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

SECTION 8. Tax Withholding.

8.1 Authorized to Withhold. Prior to the delivery of any shares of Stock or cash or benefit pursuant to the exercise of Award, the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such exercise.

8.2 Satisfaction of Tax Obligation. The Committee pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Stock, or (ii) delivery to the Company shares of Stock then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the exercise of an Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the shares of Stock to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

8.3 Section 83(b) Election. If the Participant, in connection with any Award, makes the election permitted under Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

SECTION 9. Conditions Upon Issuance of Shares. Stock shall not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the laws of the United States, including the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

SECTION 10. Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Company counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

SECTION 11. No Right to Employment. Neither the Plan nor any Award or Award Agreement shall confer upon any Participant any right with respect to continuation of his or her employment or consulting relationship with the Company or a Subsidiary, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

SECTION 12. Information to Participants. The Company shall provide to each Participant and to each individual who acquires shares of Stock pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires shares of

Stock pursuant to the Plan, during the period such individual owns such shares of Stock, copies of annual financial statements.

SECTION 13. Compliance with the Emergency Economic Stabilization Act of 2008 and the American Reinvestment and Recovery Act of 2009. To the extent applicable to the Company or a Participant, the Plan shall be administered in compliance with, and each Award and Award Agreement shall satisfy the requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Reinvestment and Recovery Act of 2009 and any rules or regulations promulgated thereunder by the U.S. Treasury Department.

SECTION 14. Exemption from Section 409A of the Code. The Plan and all Award Agreement as shall be interpreted at all times, where possible, in a manner that all Awards hereunder shall not be subject to Section 409A of the Code.

HERITAGE COMMERCE CORP

ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2009

1:00 P.M.

150 ALMADEN BOULEVARD SAN JOSE, CA 95113

HERITAGE COMMERCE CORP 150 ALMADEN BOULEVARD

SAN JOSE, CA 95113 PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 28, 2009.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Walter T. Kaczmarek and Jack W. Conner and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matter which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PHONE – 1-800-560-1965

QUICK *** EASY *** IMMEDIATE

• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 27, 2009.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

INTERNET – www.eproxy.com/htbk

QUICK *** EASY *** IMMEDIATE

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 27, 2009.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to: Heritage Commerce Corp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4

1. Election of Directors:

(01) Frank G. Bisceglia (02) James R. Blair (03) Jack W. Conner (04) Celeste V. Ford

(05) John J. Hounslow (06) Walter T. Kaczmarek (07) Mark E. Lefanowicz (08) Robert T. Moles

(09) Humphrey P. Polanen (10) Charles J. Toeniskoetter (11) Ranson W. Webster

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Advisory vote to approve executive compensation program For Against Abstain

3. Approval of Amended and Restated 2004 Equity Plan For Against Abstain

4. Ratification of Selection of Independent Registered Public Accounting Firm For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presented for action at the Annual Meeting.

Date

Address Change? Mark Box Indicate Changes below

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.